UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERINT SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

175 Broadhollow Road
Melville, New York 11747

Letter from our Chairman
[●], 2022

Dear Verint Stockholder:

I am pleased to report that fiscal 2022 (the year ended January 31, 2022, or FYE 22) was a year of many accomplishments for Verint.

At the start of the year, we completed the spin-off of our cyber intelligence business and became a pure-play customer engagement company focused on helping the world’s most iconic brands to close the Engagement Capacity GapTM.

Looking back at FYE 22, we had strong execution of our cloud strategy, as evidenced by our cloud metrics. Cloud revenue increased 40% year-over-year on a GAAP basis and 37% on a non-GAAP basis and we crossed the mid-point of our cloud transition. We believe our cloud momentum reflects the strength of our open cloud platform, our artificial intelligence (AI) focus and differentiation, and our partner strategy. We expect our momentum to continue in the current year ending January 31, 2023 (FYE 23) and believe that we are well-positioned for long-term growth.

We are also pleased with our ongoing Board refreshment efforts, with six new directors in the last four years, including one new director earlier this year, who have collectively brought us additional cloud experience and a track record of driving growth. Three of these new directors have been added since the closing of the spin-off on February 1, 2021. Assuming the re-election of all the directors, following the 2022 Annual Meeting our average director tenure (excluding myself) will be four years. We have also increased the diversity of our Board, which now includes two female directors, and we intend to continue with these efforts.

I would like to take this opportunity to invite you to attend our 2022 Annual Meeting of Stockholders, which will be a virtual meeting held over the Internet, on Thursday, June 23, 2022, at 11:00 A.M. Eastern Time. As we did last spring, we have again decided to hold the meeting in virtual-only format this year due to its greater convenience and to provide flexibility in light of continued concerns related to COVID-19. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Whether or not you plan to attend the virtual meeting, we encourage you to read the proxy materials and to vote. You can find additional information about our business performance for the year in our Annual Report on Form 10-K, which accompanies this proxy statement.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Verint.

Sincerely,

Dan Bodner
Chairman and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

We would like to take this opportunity to invite you to attend our 2022 Annual Meeting of Stockholders.

Date and Time	Attendance
June 23, 2022 11:00 a.m. Eastern Time	Meeting live via the Internet by visiting www.virtualshareholdermeeting.com/VRNT2022

PROPOSALS TO BE VOTED ON AT THE MEETING

Proposal	Board Recommendation
1.Election of ten directors to serve until the 2023 Annual Meeting of Stockholders	FOR THE BOARD’S NOMINEES
2. Advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year	FOR
3. Advisory vote to approve the compensation of our named executive officers (say-on-pay)	FOR
4. Amendment to our certificate of incorporation to increase our authorized number of shares of common stock	FOR
Other matters that are properly brought before the meeting may also be considered.

Only stockholders at the close of business on May 2, 2022 are entitled to vote.

You will be able to attend the virtual 2022 Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRNT2022 and entering your 16-digit control number included in the notice containing instructions on how to access the 2022 Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

We encourage you to vote your shares before the meeting, even if you plan to attend the virtual meeting.

You can find additional information about our business performance for the year ended January 31, 2022 in our Annual Report on Form 10-K, which accompanies this proxy statement.

This Notice of 2022 Annual Meeting of Stockholders and the attached proxy statement are first being sent to stockholders of record as of May 2, 2022 on or about [●], 2022.

By Order of the Board of Directors,

Jonathan Kohl
Senior Vice President, General Counsel and Corporate Secretary
[●], 2022

Instructions on How to Vote

If you are a registered holder (you hold shares directly with our transfer agent)	If you are a beneficial holder (you hold shares through a bank, broker, or other nominee)
You can vote online, by phone, or by signing, dating and returning the attached proxy card	You should use the voting instructions and materials provided to you by your bank, broker, or other nominee (which may also include instructions for voting online, by phone, or by completing and mailing a voting instruction card)
If you wish to attend the virtual meeting, you will also be able to vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRNT2022 and entering your 16-digit control number included in the notice containing instructions on how to access the 2022 Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.
Important Notice of the Internet Availability of Proxy Materials
The Proxy Statement and our Annual Report for the year ended January 31, 2022 are available to stockholders at www.proxyvote.com.

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PROXY STATEMENT
❖    The enclosed proxy is solicited on behalf of the board of directors (the “Board”) of Verint Systems Inc. (“Verint” or the “Company”) in connection with our Annual Meeting of Stockholders (the “2022 Annual Meeting”) to be held on June 23, 2022, at 11:00 a.m. Eastern Time, or any adjournment or postponement of this meeting.
❖    The 2022 Annual Meeting will be an audio virtual meeting held over the Internet. You will be able to attend the 2022 Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRNT2022 and entering your 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”), your proxy card, or the voting instructions that accompanied your proxy materials.
❖    Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide electronic access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our record and beneficial stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis.
❖    We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of printing proxy materials. We intend to mail the Notice and make available via the Internet this proxy statement, the accompanying proxy card and our previously filed Annual Report on Form 10-K for the year ended January 31, 2022 to each stockholder entitled to vote at our 2022 Annual Meeting on or about [●], 2022.
❖    The fiscal year ended January 31, 2022 is referred to in this proxy statement as FYE 22. The fiscal year ending January 31, 2023 is referred to in this proxy statement as FYE 23. The separation of our former Cyber Intelligence Solutions division by way of a pro-rata spin-off on February 1, 2021 is referred to in this proxy statement as the Cognyte spin-off. The division formerly referred to as Customer Engagement Solutions prior to the Cognyte spin-off and that comprises our operations after the Cognyte spin-off is referred to in this proxy statement as CES.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING
Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the 2022 Annual Meeting.
Q: Why am I receiving these materials?
A: The Board is providing these proxy materials to you in connection with its solicitation of your proxy to vote at the 2022 Annual Meeting because you were a holder of Verint Systems Inc. common stock or preferred stock as of the close of business on May 2, 2022 (the “Record Date”) and are entitled to vote at the 2022 Annual Meeting. As of the Record Date, there were (a) [●] shares of our common stock outstanding; (b) 200,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) outstanding, and (c) 200,000 shares of our Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (“Series B Preferred Stock,” and together with the Series A Preferred Stock, “Preferred Stock”) outstanding. The Preferred Stock is entitled to vote together with the common stock on an as-converted basis on all matters submitted to the vote of holders of common stock. Together with the shares of common stock into which the Preferred Stock was convertible as of the Record Date, there are [] shares entitled to vote at the 2022 Annual Meeting. This proxy statement summarizes the information you should consider in determining how to vote on the proposals expected to be presented at the 2022 Annual Meeting.
Q: Who is soliciting my vote?
A: In this proxy statement, the Board is soliciting your vote for matters being submitted for stockholder approval at the 2022 Annual Meeting. Giving us your proxy means that you authorize the proxy holders identified on the proxy card or in the proxy materials to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You also may abstain from voting. If you sign and return a proxy card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, in accordance with the Board’s recommendations.
Q: How many shares must be present to hold the 2022 Annual Meeting?
A: Holders of a majority of the issued and outstanding shares of our common stock and shares of common stock into which the Preferred Stock is convertible, taken together, as of the Record Date must be represented in person or by proxy at the 2022 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “withhold” votes, and broker non-votes also will be counted in determining whether a quorum exists.
Q: What are the proposals and the voting recommendations of the Board?
A: The proposals to be considered, and the recommendation of the Board on each, are as follows:
•FOR each of our director nominees (Proposal No. 1);
•FOR ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accounting firm for the year ending January 31, 2023 (Proposal No. 2);
•FOR approval, on a non-binding, advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement (Proposal No. 3); and
•FOR approval of an amendment to our certificate of incorporation to increase our authorized number of shares of common stock (Proposal No. 4).
Q: How will voting on any business not described in the proxy statement be conducted?
A: We are not currently aware of any other business to be acted upon at the 2022 Annual Meeting. If any other matters are properly submitted for consideration at the 2022 Annual Meeting, including any proposal to adjourn the 2022 Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the 2022 Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock and Preferred Stock representing a majority of the votes present in person or by proxy at the 2022 Annual Meeting, whether or not a quorum exists, without further notice (other than an announcement made at the 2022 Annual Meeting).

Q: What vote is required to approve each proposal?
A: So long as there is a quorum, the voting requirement for each of the proposals is as follows:
•Proposal No. 1 – Election of Directors – In order for a nominee to be elected, such nominee must receive a plurality of votes of the shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors. That means the ten nominees receiving the highest number of votes will be elected. This is not considered a routine matter and therefore banks, brokers, or other nominees may not vote without instructions from the stockholder. Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect whether a particular nominee has received sufficient votes to be elected. Under our director resignation policy, however, any nominee for director who, in an uncontested election, fails to receive more votes “for” his or her election than “withheld” must promptly tender his or her resignation for consideration by the corporate governance & nominating committee and subsequently by the Board. Our director resignation policy is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies/.
•Proposal No. 2 – Ratification of independent registered public accountants – The proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2023 requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is considered a routine matter on which banks, brokers, or other nominees may vote without instructions from the stockholder. Abstentions will count as votes against this proposal.
•Proposal No. 3 – Approval of the compensation of the named executive officers – The advisory vote to approve the compensation of the named executive officers as disclosed in this proxy statement requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Broker non-votes will not affect whether this proposal is approved, however, abstentions will count as votes against this proposal.
•Proposal No. 4 – Approval of an amendment to our certificate of incorporation to increase our authorized number of shares of common stock – The proposal for the amendment of our certificate of incorporation to increase our authorized number of shares of common stock requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Broker non-votes will not affect whether this proposal is approved, however, abstentions will count as votes against this proposal.
Q: How many votes do I have?
A: Each share of common stock owned at the close of business on the Record Date is entitled to one vote. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes. Each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. As of the Record Date, all shares of Preferred Stock were owned by affiliates of Apax Partners.
Shares entitled to vote include:
•shares held directly in your name as the “stockholder of record”; and
•shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name”.
The common stock and Preferred Stock vote together on all matters to be considered at the 2022 Annual Meeting.
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Most of our stockholders hold their shares through a broker, bank, or other nominee (beneficial ownership) rather than directly in their own name (record ownership). As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record, and the Notice is being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the 2022 Annual Meeting.
•Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name by such third party, and the Notice is being forwarded to you by your broker, bank, or their nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. As a beneficial owner, you also have the right to vote your shares online at the 2022 Annual Meeting. You may vote shares beneficially held by you as set out in the voting instruction card you receive from your broker, bank, or other nominee. WE STRONGLY ENCOURAGE YOU TO PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER, BANK OR OTHER NOMINEE SO THAT YOUR VOTE WILL BE COUNTED.
Q: Why is the 2022 Annual Meeting being held in virtual-only format?
A: We have decided to hold the 2022 Annual Meeting in virtual-only format again this year due to its greater convenience and to provide flexibility in light of continued concerns related to the COVID-19 pandemic. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Even if you plan to attend the virtual 2022 Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual 2022 Annual Meeting.
Q: How do I vote my shares if I do not plan to participate in the virtual 2022 Annual Meeting?
A: Whether you are a stockholder of record or hold your shares in street name, you may direct your vote without participating in the virtual 2022 Annual Meeting.
If you are a stockholder of record, you may vote your shares over the Internet or by telephone by following the instructions on the Notice. If you requested printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity.
If you are the beneficial owner of shares held in street name, you should follow the instructions in the voter instruction form provided by your broker, bank, or other nominee, which may include instructions for voting your shares electronically over the Internet or by telephone. If you requested printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your broker, bank, or other nominee and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker, bank or other nominee as you have directed.
Q: How do I vote my shares at the virtual 2022 Annual Meeting?
A: Whether you are a stockholder of record or hold your shares in street name, you may vote online at the 2022 Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2022 Annual Meeting.
Even if you plan to attend the virtual 2022 Annual Meeting, we encourage you to vote in advance of the meeting by telephone, over the Internet, or by returning a proxy card (if you are a record holder) or the voting instruction form provided by your broker (if you are a beneficial holder). This will ensure that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.
Q: How can I ask questions during the virtual 2022 Annual Meeting?
A: Stockholders who wish to submit a question may do so in two ways. If you want to ask a question before the meeting, beginning on May [●], 2022 and until 11:59 p.m. Eastern Time on June 22, 2022, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/VRNT2022, type your question into the “Ask a Question” field, and click “Submit”.
We intend to answer questions pertinent to the proposals described above as time allows during the 2022 Annual Meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. The 2022 Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Verint and the matters properly before the 2022 Annual Meeting, and therefore questions on such matters will not be answered. Guidelines for submitting written questions during the 2022 Annual Meeting will be available in the rules of conduct for the 2022 Annual Meeting available at www.virtualshareholdermeeting.com/VRNT2022.
Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of printed paper proxy materials?
A: Pursuant to the “notice and access” rules adopted by the SEC, we are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended January 31, 2022, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.
Q: Why did I receive printed paper proxy materials in the mail instead of a Notice regarding the Internet availability of proxy materials?
A: We are providing stockholders who have previously requested that they receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing printed proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions for voting using the Internet that are provided with your proxy materials or on your proxy card or voting instruction card and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to https://enroll.icsdelivery.com/vrnt and enroll for Internet delivery of annual meeting and proxy voting materials.
Q: What does it mean if I receive more than one Notice, or voting instruction card?
A: It generally means that some of your shares are registered differently or are in more than one account. Please be sure to provide voting instructions for all Notices, proxy and voting instruction cards you receive to ensure that all your shares are voted.
Q: Can I vote my shares by filling out and returning the Notice?
A: No. The Notice identifies the items to be voted on at the 2022 Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials. It is not the same as a proxy card from us or a voting instruction card from your broker, bank, or other nominee.
Q: Can I change my vote or revoke my proxy?
A: Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the 2022 Annual Meeting by:
•notifying our Corporate Secretary in writing before the 2022 Annual Meeting that you have revoked your proxy;
•signing and delivering a later dated proxy to our Corporate Secretary;
•voting by using the Internet or the telephone (your last Internet or telephone proxy is the one that is counted); or
•attending and voting online at the virtual 2022 Annual Meeting.
Any such written notice or later dated proxy must be received by our Corporate Secretary at our principal executive offices located at 175 Broadhollow Road, Melville, New York 11747 before 11:59 p.m. Eastern Time on June 22, 2022, if you are notifying us in writing. Your attendance at the virtual 2022 Annual Meeting will not, by itself, revoke your proxy unless you enter your 16-digit control number and vote again electronically at the virtual 2022 Annual Meeting.
If you are a beneficial owner, you may submit new voting instructions by contacting your bank, broker, or other nominee or by attending and voting online at the virtual 2022 Annual Meeting.

Q: What will happen if I do not instruct my bank, broker, or other nominee how to vote and do not attend the virtual meeting and vote myself?
A: If you are a beneficial owner and you do not instruct your bank, broker, or other nominee how to vote, your bank, broker, or other nominee may vote your shares at its discretion on routine matters but not on non-routine matters. The ratification of the independent registered public accounting firm (Proposal No. 2) is the only routine matter being presented at the 2022 Annual Meeting. Thus, if you do not otherwise instruct your bank, broker, or other nominee, they may vote your shares “FOR” Proposal No. 2.
Conversely, all of the other proposals (Proposals 1, 3 and 4) being presented at the 2022 Annual Meeting are non-routine matters, and banks, brokers, and other nominees cannot vote on these matters without instructions from the beneficial owner. Without your voting instructions on these matters, a “broker non-vote” will occur. Shares held by banks, brokers, or other nominees that do not have discretionary authority to vote uninstructed shares on non-routine matters are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular matter, but will be counted in determining whether a quorum is present at the 2022 Annual Meeting. See “—Q: How are votes counted?” below for more information.
Q: Who are the proxies and what do they do?
A: The persons named as proxies in the proxy materials, Dan Bodner, our Chief Executive Officer, Douglas Robinson, our Chief Financial Officer, and Peter Fante, our Chief Administrative Officer, were designated by the Board to vote the shares of holders who are not able to vote their shares in person at the 2022 annual meeting, based on valid proxies received by us.
Q: How are votes counted?
A: The shares represented by all valid proxies received will be voted in the manner specified on the proxies. If you are a stockholder of record and you sign, date, and return your proxy card without making specific choices, the persons named as proxies above will vote your shares in accordance with the recommendations of the Board. If you are a beneficial holder, your bank, broker, or other nominee must vote for you unless you attend the virtual meeting and vote there, and as noted above, if you do not provide specific voting instructions to them, your bank, broker, or other nominee may not be able to vote on your behalf. As a result, you are urged to specify your voting instructions by marking the appropriate boxes on the enclosed proxy card or on your voting instruction card, as applicable, even if you plan to attend the virtual meeting in the event you are unable to attend.
Q: Will the 2022 Annual Meeting be webcast?
A: Yes. The 2022 Annual Meeting will be a completely virtual audio meeting and will be webcast live at www.virtualshareholdermeeting.com/VRNT2022. All stockholders may attend and listen live to the webcast of the 2022 Annual Meeting.
Q: Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.
Q: Who is paying the costs of soliciting these proxies?
A: The expense of this solicitation, including the cost of preparing, assembling and mailing the various proxy materials, will be borne by us. In addition to the solicitation of proxies by use of the mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and we may reimburse them for their expenses in forwarding these materials.
Q: How can I review the list of registered stockholders?
A: A list of registered stockholders entitled to vote at our 2022 Annual Meeting will be available for examination by our stockholders for 10 days prior to our 2022 Annual Meeting for any purpose germane to the 2022 Annual Meeting. To review the list of registered stockholders, please contact Investor Relations at ir@verint.com. The registered stockholder list will also be available during our 2022 Annual Meeting at www.virtualshareholdermeeting.com/VRNT2022, using the 16-digit control number as described above.
Q: What if I have technical difficulties or trouble accessing the annual meeting webcast?
A: If you encounter difficulties joining the 2022 Annual Meeting webcast during check-in at the meeting time, please call the technical support number posted on the 2022 Annual Meeting webcast login page.

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, Verint’s future costs of solicitation, record or meeting dates, compensation arrangements, plans or amendments (including those related to profit sharing and stock-based compensation), company policies, corporate governance practices, documents or amendments (including charter or bylaw amendments, stockholder rights plans or similar arrangements) as well as capital and corporate structure (including major stockholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “potential,” “estimate,” “anticipate,” “to be,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect Verint’s operations and may cause Verint’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and other filings we make with the SEC. The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance, or otherwise. Each forward-looking statement contained in this Proxy Statement is specifically qualified in its entirety by the aforementioned factors. You are hereby advised to carefully read this Proxy Statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
All of our directors are elected at each annual meeting to serve until their successors are duly elected and qualified or their earlier death, resignation, or removal. The Board has nominated the persons named below, all of whom are presently serving on our Board, for election as directors. As of the date of this proxy statement, the Board consists of ten directors and no vacancies. Proxies cannot be voted for a greater number of persons than the number of nominees (ten nominees) named below.
Each of the nominees was recommended for election or reelection by the corporate governance & nominating committee and has been approved by the Board. Each of the nominees has consented to his or her name being submitted by the Company as a nominee for election as a member of the Board in its proxy statement and other solicitation materials to be filed with the SEC and distributed to the Company’s stockholders and in other materials in connection with the solicitation of proxies by the Company and its directors, officers, employees, and other representatives from stockholders to be voted at the 2022 Annual Meeting. Each of the nominees has further consented to serve for the new term if elected. If any nominee becomes unavailable to serve for any reason before the election, which is not anticipated, your proxy authorizes us to vote for another person nominated by the Board. The election of directors will be made by a plurality of votes cast at the 2022 Annual Meeting. That means the ten nominees receiving the highest number of votes will be elected. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withhold votes will not affect whether a particular nominee has received sufficient votes to be elected. Under our director resignation policy, any nominee for director who, in an uncontested election, fails to receive more votes “for” his or her election than “withheld” must promptly tender his or her resignation for consideration by the corporate governance & nominating committee and subsequently by the Board. Our director resignation policy is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies.
As described in detail below, our nominees have considerable professional and business experience, including service on other public company boards and/or as public company executives in the software industry. The recommendation of our Board is based on its carefully considered judgment that the experience, record, and qualifications of our nominees make them well qualified to serve on our Board.

The Board believes that each of the nominees listed brings strong skills and extensive experience to the Board complementing one another and giving the Board as a group the right combination of skills to exercise its oversight responsibilities, drive the Company’s strategy, and create stockholder value, including, among others, in:

•cloud software and cloud transitions
•technology leadership and growth
•sales strategy
•marketing and brand recognition
•customer preferences and perspectives
•mergers and acquisitions
•corporate governance
•executive compensation
•human resources and diversity, equity and inclusion
•public company accounting and operations
•information technology and cyber security

As discussed in further detail under the “Stockholder Engagement” section of the Compensation Discussion and Analysis below, under the supervision of our Board and our compensation committee, in FYE 22, we continued the successful stockholder engagement program that we initiated in prior years, proactively engaging with our stockholders on strategy, compensation, and governance related topics. We value the feedback we receive from stockholders through this process.

We are also pleased with our ongoing Board refreshment efforts, with six new directors in the last four years, including one new director earlier this year, who have collectively brought us additional cloud experience and a track record of driving growth. Three of these new directors have been added since the closing of the Cognyte spin-off on February 1, 2021. Assuming the re-election of all the directors, following the 2022 Annual Meeting our average director tenure (excluding Mr. Bodner) will be four years. We have also increased the diversity of our Board, which now includes two female directors, and we intend to continue with these efforts.

We believe that these actions demonstrate our Board’s desire to maintain an open line of communication with our stockholders and to be responsive to stockholder feedback.

DIRECTOR NOMINEES RECOMMENDED BY THE BOARD

Name	Age	Director Since	Position(s)
Dan Bodner	63	1994	Chairman of the Board and Chief Executive Officer
John Egan	64	2012	Lead Independent Director
Richard Nottenburg	68	2013	Director
William Kurtz	65	2016	Director
Stephen Gold	63	2018	Director
Andrew Miller	61	2019	Director
Jason Wright	50	2020	Director
Linda Crawford	58	2021	Director
Reid French	50	2021	Director
Kristen Robinson	59	2022	Director

Dan Bodner serves as our Chief Executive Officer and Chairman of the Board. Mr. Bodner has served as our Chief Executive Officer and as a director since the founding of the Company in 1994 and assumed the role of Chairman of the Board in August 2017. Under his vision and leadership, we experienced rapid growth since the inception of the Company. In 2002, we completed a successful IPO. Following the IPO, the Company continued to grow, achieving significant scale and global presence with over $1 billion of revenue in 2015 (prior to the Cognyte spin-off). On February 1, 2021, Mr. Bodner oversaw the successful completion of the spin-off of Cognyte Software Ltd. into an independent public pure-play security analytics company and the transformation of Verint into a pure-play customer engagement company. The Board has concluded that Mr. Bodner’s position as our Chief Executive Officer, his intimate knowledge of our operations, assets, customers, growth strategies, and competitors, his knowledge of the technology, software, and security industries, and his extensive management experience give him the qualifications and skills to serve as a director and our chairman.

John Egan has served as a director since August 2012, and as Lead Independent Director since August 2017. Mr. Egan is a founding managing partner of Egan-Managed Capital and has served as a managing partner of Carruth Associates, a financial services firm, since 1998. From 1986 to 1997, Mr. Egan held various executive roles at EMC Corporation, including serving as executive vice president of operations, executive vice president of products and offerings, and executive vice president of sales and marketing. Mr. Egan has served as a director of NetScout since 2001, where he is currently lead director, a member of the audit committee, a member of the finance committee and a member of the compensation committee, and Progress Software Corporation since 2011, where he is currently the non-executive chairman of the board and a member of the nominating and governance committee. Previously, he was a director of EMC Corporation and VMWare, prior to EMC being acquired by Dell in 2016. The Board has concluded that Mr. Egan’s financial and business expertise, including a diversified background of managing and serving as a director of several public technology companies and expertise in mergers and acquisitions, gives him the qualifications and skills to serve as a director.

Richard Nottenburg has served as a director since February 2013, having previously served as a director from July 2011 to November 2011. Mr. Nottenburg is currently an Executive Partner at OceanSoundPartners LP, a private equity firm, and an investor in various early stage technology companies. Previously, Mr. Nottenburg served as President and Chief Executive Officer and a member of the board of directors of Sonus Networks, Inc. from 2008 through 2010. From 2004 until 2008, Mr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Mr. Nottenburg is currently a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), where he serves as a member of the compensation committee and the audit committee, and a member of the board of directors and chairman of the compensation committee of Cognyte Software Ltd. He previously, served on the boards of directors of PMC-Sierra Inc., Aeroflex Holding Corp., Anaren, Inc., Comverse Technology, Inc. and Violin Memory, Inc. The Board has concluded that Mr. Nottenburg’s financial and business expertise, including his diversified background of managing technology companies, serving as a chief executive officer, and serving as a director of public technology companies, give him the qualifications and skills to serve as a director.

William Kurtz has served as a director since September 2016. Mr. Kurtz served as the Interim Chief Executive Officer at Ripcord, Inc. from June 2021 to January 2022. Mr. Kurtz previously served as Chief Commercial & Financial Officer of Ripcord from January 2020 to June 2021. Prior to that, Mr. Kurtz served as Executive Vice President and Chief Commercial Officer of Bloom Energy Corporation (“Bloom”) from 2015 to January 2019, and then as a strategic advisor from January 2020 to January 2021. Prior to that, he served as Bloom’s CFO and CCO beginning in 2008. Mr. Kurtz currently sits on the board of directors of Aterian Inc. (formerly Mohawk Group) (Nasdaq: ATER), where he serves as lead independent director and as a member of the audit, compensation, and nominating and corporate governance committees, and on the board of Ripcord, where he serves on the audit committee. Prior to 2008, Mr. Kurtz held the CFO or other senior finance roles for Novellus Systems (now Lam Research), Engenio Information Technologies, 3PARdata (now part of Hewlett Packard Enterprise), Scient Corporation, and AT&T Corporation. Mr. Kurtz previously served as the chairman of the audit committees of Violin Memory, of PMC-Sierra (now part of Microsemi Corporation), and of Redback Networks (now part of Ericsson). The Board has concluded that Mr. Kurtz’s financial and business expertise, including his prior service as the chief financial officer of public companies and his service on the audit committees of several companies, give him the qualifications and skills to serve as a director.

Stephen Gold has served as a director since August 2018. Mr. Gold served as Chief Technology Officer and Digital Operations Officer for Hudson’s Bay Company from May 2018 until July 2021 and previously served as Chief Information Officer of CVS Health Corporation from July 2012 to December 2017. In addition to his extensive management experience, Mr. Gold served from September 2017 to May 2020 as a director and member of the Governance and the Technology and Operations Committees of World Fuel Service Corporation. The Board has concluded that Mr. Gold’s management experience, including serving as Chief Information Officer for both public and private companies and his experience with data analytics and the cloud, gives him the qualification and skills to serve as director.

Andrew Miller has served as a director since December 2019. Until his retirement in May 2019, Mr. Miller served as Executive Vice President and Chief Financial Officer of PTC Inc., a global subscription software and cloud leader in the CAD Product Lifecycle Management, and Industrial Internet of Things Software markets, where he held such position since February 2015. From January 2012 to February 2015, Mr. Miller was the Executive Vice President and Chief Financial Officer at Cepheid, Inc., a high growth, public medical technology company, having previously served as its Senior Vice President and Chief Financial Officer beginning in April 2008. Prior to 2008, Mr. Miller held senior executive positions at a number of other software and technology companies, including Autodesk, Inc., MarketFirst Software, Inc., and Cadence Design Systems, Inc. Mr. Miller served on the board of United Online, Inc. from July 2014 until July 2016, where he chaired the audit committee and served on the compensation committee. He currently sits on the board of Vontier Corporation (NYSE: VNT), where he is chair of its audit committee and a member of its compensation committee. In addition, Mr. Miller currently serves as a director of iRobot Corporation (Nasdaq: IRBT), a leading global consumer robot company, where he chairs the audit committee and serves on the nominating and governance committee. The Board has concluded that Mr. Miller’s experience in leading software and technology companies and guiding the business model transition from a perpetual license business model to subscription business model give him the qualifications and skills to serve as a director.

Jason Wright has served as a director since May 2020. Mr. Wright is a Partner in the Tech & Telecom Group at Apax Partners LLC, where he focuses primarily on investments in enterprise software and technology-enabled services. He is currently a director on the boards of Paycor (Nasdaq: PYCR), Duck Creek (Nasdaq: DCT), Bonterra, Eci Software Solutions, MyCase, Inc. and Tivit. Prior to joining Apax in 2000, Mr. Wright served in a variety of roles at GE Capital, a subsidiary of General Electric Corporation, including the evaluation and execution of investment opportunities for the Technology Ventures Group. Previously, Mr. Wright was a consultant at Andersen Consulting, now Accenture plc. The Board nominated Mr. Wright pursuant to the terms of the Investment Agreement discussed under “Certain Relationships and Related Person Transactions” below.

Linda Crawford has served as a director since June 2021. She retired from her position as CEO of Helpshift, Inc., a company focused on AI driven customer support solutions for B2C companies, in 2020 following her appointment in 2017. She also served as the Chief Customer Officer of Optimizely, Inc., a SaaS company focused on customer experience, from 2016 to 2017. Prior to Optimizely, Ms. Crawford spent nearly a decade at Salesforce in several executive positions, including Executive Vice President and Chief Executive Officer of the Sales Cloud Products division. Prior to Salesforce, Ms. Crawford held executive positions at Siebel Systems, the company credited for creating the CRM industry. Ms. Crawford has served as a director of ChannelAdvisor (NYSE: ECOM) since 2021 and previously served on the board of Demandware (NYSE), which was acquired by Salesforce in 2016. The Board has concluded that Ms. Crawford’s extensive experience in key executive positions at leading software companies, including those offering cloud-based solutions, driving innovation, employee and customer success gives her the qualifications and skills to serve as a director.

Reid French has served as a director since June 2021. He served as the chief executive officer of Applied Systems, the leading cloud software provider to the insurance distribution industry, from 2011 to 2019 and as a director from 2011 to 2020. Prior to joining Applied, Mr. French served as chief operating officer at Intergraph Corporation, a global geospatial and computer-aided design software company. Mr. French currently sits on the board of Autodesk, Inc. (Nasdaq: ADSK), a leader in 3D design, engineering and entertainment software, where he has served since 2017. In addition, he serves as a director at Anthology, a leading provider of software to higher learning institutions, and Netdocuments, a cloud-based productivity and content services provider to the legal industry. The Board has concluded that Mr. French’s business expertise, including his background of managing technology companies, serving as a chief executive officer, and serving as a director of public technology companies, give him the qualifications and skills to serve as a director.

Kristen Robinson has served as a director since February 2022. Kristen is currently the chief people officer of Splunk, Inc., a software platform provider for monitoring, searching, analyzing, and visualizing machine-generated data for operational intelligence, application management, security and compliance, and analytics. She previously served as the chief human resources officer of Pandora Media, a subscription-based music streaming service. Prior to Pandora, Kristen held executive positions at Yahoo!, Verigy and Agilent Technologies.

For stockholders of record, if no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR this proposal.
Your vote is important regardless of the number of shares you own. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
The audit committee has appointed Deloitte & Touche LLP to act as Verint’s independent registered public accountants for the year ending January 31, 2023. The audit committee has directed that such appointment be submitted to our stockholders for ratification at the 2022 Annual Meeting. Deloitte & Touche LLP was Verint’s independent registered public accountants for the year ended January 31, 2022.
Stockholder ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants is not required. The audit committee, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP or to appoint another firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different accounting firm at any time during the year ending January 31, 2023, if the audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the 2022 Annual Meeting and will have an opportunity to make a statement, if they so desire. They will also be available to respond to appropriate questions.
The proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2023 requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will count as votes against the proposal.
For stockholders of record, if no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS
Our stockholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in this proxy statement. The Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. As a result, the next say-on-pay vote (after the 2022 Annual Meeting) will be at the 2023 annual meeting of stockholders.
•This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers.
•The compensation committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions, although this say-on-pay vote is an advisory vote only and is not binding on Verint, the compensation committee, or the Board.
Stockholder Engagement Program
In addition to conducting annual say-on-pay votes, we regularly engage with our stockholders to solicit their feedback on executive compensation and corporate governance matters. Over the past few years, we have significantly enhanced our stockholder engagement program, reaching out to a large number and percentage in the interest of our stockholders, with the direct participation of our compensation committee chairman, each fall.
We believe that this enhanced stockholder engagement has been well-received by our investors based on feedback we have received from stockholders as well as based on their approval of our say-on-pay proposal at approximately 90% at our last annual meeting.
A majority of the investors we reached out to as part of this process in the fall told us that they were satisfied with our executive compensation program or did not have concerns they wished to share with us, or did not respond. None of the stockholders we spoke to or communicated with indicated that they had significant issues with our executive compensation program and none suggested reducing the compensation of our CEO or any of our other officers.
We value all stockholder feedback we receive, and the compensation committee discusses and considers all such feedback even where only suggested by a single investor. In response to the feedback we have received from our stockholders in prior years, we have made a number of key modifications to our executive compensation program in recent years, and in anticipation of the February 1, 2021 Cognyte spin-off, we adopted new performance metrics in our officer bonus plans and performance stock units (PSUs) to further incentivize the execution of our cloud transition, further align these plans to our cloud growth strategy, and further diversify our long-term incentive goals from our short-term incentive goals. For FYE 22, the compensation committee determined to continue using these same new metrics for the same reasons, specifically, revenue, EBIT, cloud revenue, and new SaaS annual contract value (ACV) for officer bonus plans and new perpetual license equivalent bookings (PLE), percentage of software revenue that is recurring, and relative TSR for officer PSUs. The compensation committee intends to continue to periodically review and, if appropriate, adjust the metrics we use to align with our growth strategy.
We have also done significant Board refreshment, with six new directors in the last four years, including one new director earlier this year. Three of these new directors have been added since the closing of the Cognyte spin-off on February 1, 2021. We have also increased the diversity of our Board, which now includes two female directors, and we intend to continue with these efforts.
Finally, we discussed and carefully evaluated all stockholder feedback received from our outreach.
We believe that these actions demonstrate our Board’s desire to maintain an open line of communication with our stockholders and to be responsive to stockholder feedback. Please see “Stockholder Engagement” in the Compensation Discussion and Analysis below for more information on our stockholder engagement program.

FYE 22 Performance and Pay
For FYE 22, we experienced strong cloud momentum with 37% cloud revenue growth and more than 40% new SaaS ACV growth. As our business has shifted to the cloud, more of our revenue has become recurring and our visibility has improved. For the year, 82% of our software revenue came from recurring sources. On a perpetual license equivalent bookings basis, we grew new bookings 17% overall. Our performance metrics are calculated on a non-GAAP basis, as discussed in more detail below.

The compensation committee takes a long-term view in designing our executive compensation program, taking into account that the Company may experience variability in year-over-year performance. The compensation committee believes it is important that pay opportunities remain competitive with the peer group and the market at all times to attract and retain the talent needed to grow the Company over the long term.

In terms of pay opportunities, for FYE 22, the compensation committee modestly increased the base salaries of the officers by an average of approximately 2%, in line with the average merit increase for our broader employee base, and left target bonus opportunities unchanged from the prior year. For LTI awards, the compensation committee increased the grant date value of the officer awards in amounts ranging from 3.5% to 17% on an individual-by-individual basis based on the results of our annual compensation benchmarking, after awarding a flat number of shares in FYE 21 (with a lower grant date value than in FYE 20).

In terms of pay outcomes, for FYE 22, officer bonus plans were earned at 108% and PSUs vesting in respect of the completion of the FYE 22 fiscal year were earned at a weighted average level of 100%.

We believe that our FYE 22 executive compensation program demonstrates good pay-for-performance alignment, with short-term and long-term programs paying out in line with performance.

Please see the Compensation Discussion and Analysis below for more information on our executive compensation program and why we believe you should support it.
The Board strongly endorses our executive compensation program and recommends that stockholders vote “for” the following resolution:
“RESOLVED, that, on an advisory basis, the compensation paid to Verint’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.”
The advisory vote regarding the compensation of the named executive officers as disclosed in this proxy statement requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Broker non-votes will not affect whether this proposal is approved, however, abstentions will count as votes against this proposal.
If no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4
AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On March 22, 2022, the Board approved, subject to receiving the approval of the holders of a majority of the outstanding shares of Common Stock, an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the total number of shares of authorized Common Stock from 120 million shares to 240 million shares. The additional common shares proposed to be authorized would be identical to the Company’s current common shares. The proposed amendment is reflected in the Certificate of Amendment of Amended and Restated Certificate of Incorporation, a copy of which is set forth on Appendix A to this proxy statement.
Purpose for Increase and Effects of Increase on Authorized Common Stock
The Company currently has 120 million authorized shares of Common Stock. As of March 31, 2022, there were 66,210,802 shares of Common Stock issued, 64,710,802 shares of Common Stock outstanding, and 53,789,198 shares of Common Stock available for issuance. Included in the 53,789,198 shares of Common Stock available for issuance, there are 29,714,265 shares of Common Stock reserved for issuance pursuant to the Company’s stock-based compensation plans and other outstanding instruments, as follows:
•2,480,495 shares of Common Stock reserved for issuance pursuant to outstanding stock-based awards and 11,032,564 shares of Common Stock available for new awards, in each case, under the Company’s stock-based compensation plans;
•5,497,526 shares of Common Stock reserved for issuance upon conversion of our Series A Preferred Stock;
•3,980,100 shares of Common Stock reserved for issuance upon conversion of our Series B Preferred Stock; and
•6,723,581 shares of Common Stock reserved for issuance in connection with the conversion of, or upon occurrence of certain other events under, our 0.25% convertible senior notes due 2026.
Based on the number of outstanding and reserved shares of Common Stock, the Company has 25,574,933 shares of Common stock available for issuance.
The Board believes it is desirable and in the best interest of the Company and its stockholders to have a sufficient number of shares of common stock available, as the occasion may arise, for possible future financing or acquisition transactions, stock issuances in connection with stock-based compensation arrangements and other purposes. The proposed amendment will give the Company greater flexibility to freely pursue new business opportunities by making such additional common shares available without incurring the delay and expense of conducting a special meeting of stockholders. It is not the present intention of the Board to seek stockholder approval prior to any issuance of common stock that will become authorized by the amendment unless otherwise required by law or the Company’s listing requirements.
Effects of the Amendment; Potential Dilution and Anti-Takeover Effects
The terms of the newly authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The authorization of additional shares of Common Stock will not alter the current number of issued shares or have any immediate dilutive effect on the proportionate voting or other rights of existing stockholders. However, to the extent that any of the newly authorized shares of Common Stock are issued in a future transaction, it will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock and may have a negative effect on the market price of the Company’s common stock. Depending upon the circumstances under which newly authorized shares of Common Stock are issued, stockholders may experience a reduction in stockholders’ equity per share and voting power. The relative rights and limitations of the shares of Common Stock will remain unchanged.
While the Board may entertain and seek future financing and acquisition opportunities, there are no definitive transactions contemplated at this time, and the amendment to our Certificate was not proposed with the intent that additional shares be utilized in any specific financing transaction or business or asset acquisition.
The increase in the authorized number of shares of Common Stock could have other effects on the stockholders, depending upon the nature and circumstances of any future issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, the Company could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.
Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.
Required Vote
The approval of this Proposal No. 4 requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on such proposal at the 2022 Annual Meeting. Abstentions will have the effect of votes “against” the proposal.
Appraisal Rights
Neither Delaware law nor our Certificate or By-laws provides our stockholders with the rights of appraisal or similar rights of dissenters with respect to the proposed amendment.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2022 Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, the person or persons voting your shares pursuant to instructions by proxy card will be authorized to vote your shares in accordance with the policies of Verint and will use their discretion accordingly. The chairman of the 2022 Annual Meeting may refuse to allow presentation of a proposal or a nominee for the Board if the proposal or nominee was not properly submitted.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
All of our employees, including our executive officers, are required to comply with our Code of Conduct. The purpose of this corporate policy is to ensure to the greatest possible extent that our business is consistently conducted in a legal and ethical manner. The text of the Code of Conduct is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies. We intend to disclose on our website any amendment to, or waiver from, a provision of our policies as required by law.
Board Leadership Structure
Our Chief Executive Officer, Mr. Bodner has served as Chairman of the Board since August 2017. John Egan has served as our Lead Independent Director since August 2017 and, in addition, serves as the chairman of our corporate governance & nominating committee.

The Board believes that the stockholders’ interests are best served by this leadership structure, with Mr. Bodner setting the strategic vision and agenda for the Company as we complete our cloud transition and pursue our next phase of growth as a pure-play customer engagement company, and with Mr. Egan, as Lead Independent Director, ensuring that the Board provides effective independent oversight of management.

As our founder and Chief Executive Officer, we believe Mr. Bodner is most familiar with our business and industry, having served as our principal executive for many years, and is most capable of effectively identifying and communicating our strategic priorities as well as leading the execution of our strategy. Mr. Egan has more than 20 years of public company board experience, including nine years on our Board, holds positions as lead director and non-executive chairman on other public company boards, and brings a depth of corporate governance experience and expertise to the Lead Independent Director role. Under our corporate governance & nominating committee charter, the Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board, provides input to the Chairman on the schedule and agenda of Board meetings, and has the authority generally held by a lead independent director and as the Board may determine from time to time.

We believe our Chairman / Chief Executive Officer and our Lead Independent Director have a productive and effective working relationship. The Board periodically reviews its structure and processes to assess whether changes in facts and circumstances or the Company’s needs require changes to this structure or these processes.

Board Role in Risk Oversight

The Board and its committees take an active role in overseeing the assessment and management of our risks. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) ensure communication of necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees, (3) facilitate implementation of appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board and its committees regularly receive information regarding our financial position, capital structure, operations, strategy, compensation, compliance activities, information/cyber security, and risk management from senior management. During its review of such information, the Board and its committees discuss, review, and analyze risks associated with each area, as applicable.
•The audit committee oversees management of financial and compliance risks, including with respect to financial reporting and related information systems, credit and liquidity, legal compliance, potential conflicts of interest, and related party transactions.
•The compensation committee discusses, reviews, and analyzes risks associated with our compensation plans and arrangements, including risks related to recruiting, retention, and attrition. The committee also receives updates on trends and developments in compensation and related matters from its independent compensation consultant at least annually. See “Compensation Discussion and Analysis” for additional information.
•The corporate governance & nominating committee oversees risks associated with our overall governance practices and the leadership structure of our Board. The committee receives updates on corporate governance and public company legal matters from internal and external counsel on a regular basis throughout the year, including with respect to ESG trends and developments, and periodic reports from management on our ESG program.
The full Board is regularly informed about the activities of its committees through committee reports and other communications, as well as participation in committee meetings by non-committee member directors from time to time. The Board also oversees risk management and compliance generally, including information security / cyber security, on which it receives reports at least quarterly. The quarterly briefing on information security / cyber security includes information about our information security systems and tools, policies and procedures, security events, testing, audits, risk areas, and mitigation plans.
Under the oversight of the Board, we have also undertaken a number of enterprise risk assessments over the years and have implemented policies, procedures, and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value. For example, we conduct a quarterly survey process encompassing hundreds of employees which seeks to ensure that material information about our operations, finances, and compliance activities are effectively conveyed to senior management on a timely basis.
Director Independence
As required by the NASDAQ Global Select Market’s (“NASDAQ”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board evaluates the independence of its members at least annually and at other appropriate times (e.g., in connection with a change in employment status or other significant status changes) when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.
After review of all relevant transactions and relationships between each director, any of their family members, Verint, our executive officers, and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our current Board is comprised of independent directors. The Board has determined that all of our directors other than Mr. Bodner are “independent” for purposes of NASDAQ’s governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)). Mr. Bodner does not satisfy these “independence” definitions because he is an executive officer. In assessing the independence of Ms. Robinson in connection with her recent addition to the Board, the Board considered the fact that Ms. Robinson is currently the Chief People Officer at Splunk, Inc., which is a supplier to Verint. The Board concluded that this relationship does not negatively impact Ms. Robinson’s independence. A discussion of the independence qualifications of our Board members under applicable committee standards appears below under “—Committees of the Board of Directors”.
Board Attendance
The Board held eight meetings during the year ended January 31, 2022. During that period, each incumbent director attended at least 85% of the meetings of the Board and the committees on which he or she served that were held during his or her tenure as director. As a general matter, all directors are encouraged to attend our Annual Meeting of Stockholders. Our last Annual Meeting of Stockholders was on June 17, 2021. At that meeting, all directors then serving on our Board and both director nominees were present at the virtual meeting. All of our Board members are expected to attend the virtual 2022 Annual Meeting. Our independent directors periodically hold executive sessions outside the presence of management.
Communication with the Board of Directors
Stockholders and other parties interested in communicating directly with our Board, a Board committee, or with an individual director may do so by:

writing to us at:	emailing us at:
Verint Systems Inc. 175 Broadhollow Road Melville, New York 11747 Attention: Corporate Secretary	boardofdirectors@verint.com
Communications should specify the addressee(s) and the general topic of the communication. Our Corporate Secretary will review and sort communications before forwarding them to the addressee(s); however, typically, we do not forward communications from our stockholders or other parties which are of a personal nature or are not related to the duties and responsibilities of the Board, including junk mail and mass mailings, complaints by customers concerning our products or services, resumes and other forms of job inquiries, opinion surveys and polls, or business solicitations or advertisements.
Concerns relating to accounting or auditing matters or possible violations of our Code of Conduct should be reported pursuant to the procedures outlined in the Code of Conduct, which is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies.
Committees of the Board of Directors
As of the date of this proxy statement, the Board consists of ten directors and has three standing committees to assist it in carrying out its obligations: the corporate governance & nominating committee, the audit committee, and the compensation committee.
Each standing committee has adopted a formal charter that describes in detail its purpose, organizational structure, and responsibilities. Copies of the committee charters for our corporate governance & nominating committee, audit committee, and compensation committee can be found on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies. The members of the respective committees satisfy the applicable qualification requirements of the SEC, NASDAQ and the respective charter.
A description of each committee and its membership follows below.
Current Committee Membership
As of the date of this proxy statement, the membership of each of our standing committees is as follows:

Director	Corporate Governance & Nominating Committee	Audit Committee	Compensation Committee
Linda Crawford	X
John Egan	X (Chair)		X
Reid French		X	X
Stephen Gold		X
William Kurtz	X	X (Chair)
Andrew Miller		X
Richard Nottenburg			X (Chair)
Kristen Robinson			X
Jason Wright

Corporate Governance & Nominating Committee
For the year ended January 31, 2022, our corporate governance & nominating committee consisted of Messrs. Egan (Chair), Kurtz, and Ms. Crawford. The current members of our corporate governance & nominating committee are all independent directors within the meaning of applicable NASDAQ listing standards.
The corporate governance & nominating committee met three times during the year ended January 31, 2022.
The corporate governance & nominating committee’s responsibilities are set forth in its charter and include, among other things:
•responsibility for establishing our corporate governance guidelines;
•overseeing the Board’s operations and effectiveness; and
•identifying, screening, and recommending qualified candidates to serve on the Board.
The corporate governance & nominating committee makes recommendations on director nominees to the Board and will consider director candidate recommendations from a variety of sources, including director candidates suggested by existing directors and by stockholders, if properly submitted in accordance with the applicable procedures set forth in our by-laws. In some cases, the corporate governance & nominating committee will engage a search firm to source and assist in screening potential candidates. The corporate governance & nominating committee does not have a policy of distinguishing between candidates based on source. For a description of the process for nominating directors in accordance with our by-laws, please refer to “Stockholder Proposals for the 2023 Annual Meeting” in this proxy statement.
Pursuant to our corporate governance guidelines contained within our corporate governance & nominating committee charter, the corporate governance & nominating committee will seek members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with the highest ethical character and who share the values of Verint. The assessment of director candidates includes an evaluation of an individual’s independence, as well as consideration of diversity, age, high personal and professional ethical standards, sound business judgment, personal and professional accomplishment, background, and skills in the context of the needs of the Board. The Board has adopted a policy (reflected in the corporate governance guidelines contained in the charter of the corporate governance & nominating committee) that the initial list of candidates from which new director nominees are selected as part of any independent search process initiated by the Board include candidates with a diversity of gender, race or ethnicity. In connection with its annual review of its charter, the corporate governance & nominating committee assesses the effectiveness of its selection criteria set forth in our corporate governance guidelines. The composition of the current Board reflects diversity in business and professional experience, skills, gender, and age among our directors.
Audit Committee
We have a separately designated standing audit committee as contemplated by Section 10A of the Exchange Act. For the year ended January 31, 2022, our audit committee consisted of Messrs. Kurtz (Chair), Gold, and Miller. Mr. French was appointed as an additional member of the audit committee effective as of March 22, 2022.
The audit committee oversees the engagement of our independent registered public accounting firm, reviews our annual financial statements and the scope of annual audits, and considers matters relating to accounting policies and internal controls.
Each member of the audit committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each audit committee member meets NASDAQ’s financial sophistication requirements, and the Board has further determined that Messrs. Kurtz and Miller are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Stockholders should understand that this designation is an SEC disclosure requirement relating to Messrs. Kurtz’s and Miller’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the audit committee and/or the Board.
The audit committee met four times during the year ended January 31, 2022.
The audit committee’s responsibilities are set forth in its charter and include, among other things:
•assisting the Board in its oversight of our compliance with all applicable laws and regulations, which includes oversight of the quality and integrity of our financial reporting, internal controls, and audit functions as well as general risk oversight; and
•direct and sole responsibility for appointing, retaining, compensating, and monitoring the performance of our independent registered public accounting firm.
A separate report of the audit committee is included in this proxy statement.
Compensation Committee
For the year ended January 31, 2022, our compensation committee consisted of Messrs. Nottenburg (Chair), Egan, and French. Ms. Robinson was appointed as an additional member of the compensation committee effective as of March 22, 2022.The Board has affirmatively determined that the current members of the compensation committee are all independent directors within the meaning of applicable NASDAQ listing standards, and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.
The compensation committee met six times during the year ended January 31, 2022.
The compensation committee’s responsibilities are set forth in its charter and include, among other things:

•approving compensation arrangements for our executive officers; and
•administering our stock incentive compensation plans and approving all grants of equity awards, except that equity grants to non-employee directors are approved by the full Board unless the Board delegates such authority to the compensation committee following its review.
The compensation committee has the authority to retain third-party consultants and independent advisors to discharge these responsibilities. Prior to retaining any such advisor, the compensation committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards. Additional discussion regarding the role of third-party consultants, independent advisors, and our executive officers in determining or recommending the amount or form of executive compensation is included in the “Compensation Discussion and Analysis” section of this proxy statement.
A separate report of the compensation committee is also included in this proxy statement.
Board Diversity Matrix
The following matrix summarizes the diversity of our Board pursuant to Nasdaq’s Board Diversity Rule.

Board Diversity Matrix as of March 31, 2022
	Female	Male
Total Number of Directors	10
Part I: Gender Identity
Directors	2	8
Part II: Demographic Background
White	2	8

Environmental, Social, and Governance Commitment
We seek to have a positive impact on society in the way we conduct our business, including environmental sustainability and the development of our workforce. Below, we highlight the key ways in which we seek to implement this commitment.
Please see the Diversity and Inclusion section of our website and our Environmental, Social, and Governance (“ESG”) report in the Corporate Responsibility section of our website for further information on our ESG initiatives.
Environmental
At Verint, energy use is an area of focus for us. We strive to improve our own carbon footprint while also providing energy efficient solutions that enable our customers to enhance organizational resiliency in the face of environmental and societal changes.
As part of our global sustainability strategy:
•Most of our product offerings are available in the cloud, which can cut energy usage compared to traditional on-premises deployments. Our multi-tenant cloud offerings result in sharing computing resources among many customers, where we can achieve economies of scale, especially when it comes to carbon emission and energy consumption.

•We seek to partner with cloud hosting providers who are committed to working toward achieving 100% renewable energy, cloud efficiency, and the reduction of water usage in cooling their data centers.

•For our deployments that are on-premises or hybrid, we typically fulfill the software electronically via download.

•We are working to implement a hybrid work model and have begun to reduce our office footprint around the world. We continue to evaluate our real estate footprint to determine where we can exit, consolidate, or modify our office space. For our remaining facilities, we strive to reduce energy consumption. These actions are expected to have a number of benefits to us and to the environment, including, among others, reducing our carbon footprint and the greenhouse gasses associated with employee commuting.

•Where appropriate, we encourage virtual rather than in-person meetings to reduce greenhouse gasses associated with travel.

•We comply with environmental regulations and accepted sustainability standards in our own operations and the solutions that we offer our customers, including RoHS, TSCA, WEEE, Energy Star, and many others. We produce and package our products according to the U.S. Environmental Protection Agency’s Design for Environment concepts to reduce the use of hazardous substances, power consumption, and packaging materials, and increase reuse and recycling.

•Verint is certified for the ISO 14001 Environmental Management Standard in applicable locations.

•We encourage our suppliers to pursue “green” policies and comply with sustainability directives, in addition to requirements that we impose regarding the health and safety of their employees.

•We educate our employees on environmentally sound practices relative to their job functions and provide them with opportunities to recycle in our offices.

•We monitor our progress to set future goals that promote ongoing improvement.
Social
Culture and Values

Verint is built on five core values that shape the way we do business with our customers, our partners, and each other. They express the company we want Verint to be — from the people we hire to the way we design our solutions — and they guide us in the decisions we make every day. Our five core values are:

•The integrity to do what’s right
•The innovation to create leading solutions for real-world challenges
•The transparency that fuels mutual trust and productive, collaborative working relationships
•The humility to view our successes as milestones on our journey and our mistakes as opportunities for improvement
•A passion for making our customers and partners successful

These values embody the spirit of Verint and form the foundation for our objectives of superior solutions, unparalleled service, and an unwavering commitment to customer success.

Diversity, Equity, and Inclusion

We embrace differences and work to cultivate an inclusive organization. We believe in providing a supportive environment and opportunities for all of our employees to develop and advance. We support diverse groups in the workplace, with equal terms of employment, professional opportunities, and benefits. We are an Equal Opportunity Employer — we have affirmative action plans in place to help ensure that qualified applicants and employees are receiving an equal opportunity for recruitment, selection, and advancement. We offer our employees competitive compensation and benefits packages, with many company-paid offerings, including paid time off, tuition reimbursement, paid training and wellness programs, to support our recruiting and retention goals. We recognize differences in family composition and our U.S. benefit plans provide options for employees in diverse family circumstances including domestic partner benefits, adoption assistance, and fertility assistance.

We track and periodically report on our global diversity results to our board of directors. For the year ended January 31, 2022, our female gender composition increased on a global basis and our minority employee composition increased across the U.S. We also increased the number of women within our senior leadership team (vice president and above) over the prior year. We intend to continue to focus on expanding diversity and inclusion as an intrinsic part of our business objectives, including through recruitment and promotional opportunities.

We have established a Diversity & Inclusion Council. The Council’s mandate is to help us foster an environment that attracts and retains the best talent, values diversity of life experiences and perspectives, educates our personnel, and encourages innovation. The Diversity & Inclusion Council currently has several initiatives underway, including partnering with non-profit organizations for talent acquisition and community outreach, and an educational series for Verint employees. The Diversity & Inclusion Council has also implemented a direct deposit program for employees to participate in charitable giving to two organizations: Black Girls Code, an organization that encourages and supports the aspirations of young women of color to code, engineer, and achieve careers in computer science and other STEM fields, and the Gay, Lesbian, Straight Education Network (GLSEN), an organization that tries to ensure every member of every school community is valued and respected regardless of sexual orientation, gender identity or gender expression. The Diversity & Inclusion Council increases cultural and diversity awareness within our organization and encourages employees to continue to drive outreach opportunities through employee and recruiting events.

We also encourage socially responsible procurement practices by actively pursuing business relationships with suppliers owned by minorities or by women.

Community Outreach

At Verint, we are committed to giving back to the communities in which we live and work. In 2005, we launched the Verint Next-Generation Program, which engages Verint employees around the globe in projects that benefit children in need. The program puts our core values to work in our local communities, with the goal of affording the next generation greater opportunities and the tools for making the most of them. As part of the program, Verint employees engage in various community activities, from supplying food pantries, to participating in blood drives, to collecting clothing and school supplies, to building playgrounds, to cleaning parks and planting gardens. Verint is also proud to support our employees’ community service activities with programs for donating employee time to qualified children’s organizations and matching grants. In 2021, Verint employees donated over $525,000 to children’s charities through the program. Globally, over 1,600 Verint employees supported more than 125 local non-profit organizations in local Verint communities. In 2021, we also focused on supporting events to help families struggling due to the COVID-19 pandemic by providing food and clothing to those in need.

Employee Development

At Verint, we are dedicated to providing a productive, ethical, and safe working environment in which innovation and market leadership can flourish. We recognize that our employees are the driving force behind Verint’s success. Our fast-paced, challenging, and collaborative work environment nurtures professional growth and offers a wide array of career advancement opportunities, and our workforce planning tools provide managers with a framework for thinking strategically about the talent our company requires to achieve our business goals.

Continuous learning and the professional development of our employees are key factors in our success. Verint’s approach is based on the learning philosophy of “70:20:10”. We believe that seventy percent of skill development occurs through on-the-job experiences, twenty percent through colleague and leadership interactions, and ten percent through formal professional and academic learning opportunities. All our employees are afforded the opportunity to take part in our training programs, with the ability to focus their learning on the skills and knowledge that are most relevant for their professional development. We offer thousands of training courses in our online Learning Center in addition to classroom training. Throughout the pandemic, we have encouraged our employees to continue their professional development and acquisition of knowledge and skills, through existing and newly developed online learning.

Employees are also invited to establish an Individual Development Plan in collaboration with their managers to establish and facilitate the employee’s short- and long-term development goals. These plans are tailored to the employee’s own individual competencies and aspirations in the context of our business goals and available opportunities.
Governance

•We are firmly committed to maintaining strong corporate governance informed by best practices and we regularly review our policies and procedures to ensure they are up to date with regulatory developments.

•We understand that ethical conduct is critical to our ability to create value for our stakeholders and that a company is only as ethical as its employees. We believe that the most important and effective way to communicate the importance of ethics and compliance to our employees is to set an effective “tone at the top” starting with our Board and senior management. We keep our Board informed of our compliance objectives several times a year as part of scheduled updates, and more frequently where necessary. The Board is actively involved in setting compliance priorities, evaluating the company’s assessment of its risk and control environment, and overseeing progress of risk mitigation activities.

•We require our employees to act responsibly in full compliance with all applicable laws and regulations and to maintain the highest level of ethical conduct in their dealings with customers, suppliers, and other stakeholders, including pursuant to our Code of Conduct, which is available on our website.

•As noted above, we provide recurring training to our employees to support their knowledge, development, and corporate responsibility and compliance. In the year ended January 31, 2022, we deployed thousands of training courses to employees covering the following topics: Code of Conduct, Information Security Awareness, Anti-Corruption and Bribery, Insider Trading, and Trade Compliance.

•We are committed to maintaining a strong control environment and to making effective controls an integral part of our routine business practices, with checks and balances in place so that we can address many issues before they become larger problems.

•We endorse the concept of Board refreshment, with six new directors in the last four years, including one new director earlier this year. Three of those new directors have been added since the closing of the Cognyte spin-off on February 1, 2021.

•We are committed to frequent and extensive stockholder engagement to learn what issues are important to our stockholders.

See “Corporate Governance” above and the “Compensation Discussion & Analysis” below for more information on our corporate governance programs and practices.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of our executive officers as of the date of this filing:

Name	Age	Position(s)
Dan Bodner	63	Chairman of the Board and Chief Executive Officer
Douglas Robinson	65	Chief Financial Officer
Elan Moriah	59	President
Peter Fante	54	Chief Administrative Officer

Dan Bodner serves as our Chief Executive Officer and Chairman of the Board. Mr. Bodner has served as our Chief Executive Officer and as a director since the founding of the Company in 1994 and assumed the role of Chairman of the Board in August 2017. Under his vision and leadership, we experienced rapid growth since the inception of the Company. In 2002, we completed a successful IPO. Following the IPO, the Company continued to grow achieving significant scale and global presence with over $1 billion of revenue in 2015. More recently, Mr. Bodner oversaw the successful completion of the spin-off of Cognyte into an independent public pure-play security analytics company and the transformation of Verint into a pure-play customer engagement company.

Douglas Robinson serves as our Chief Financial Officer. Mr. Robinson has served in such capacity since December 2006. Prior to joining us, Mr. Robinson spent 17 years at CA Technologies (formerly CA, Inc. and Computer Associates International, Inc.), where he held the positions of Senior Vice President, Finance, Americas Division, Corporate Controller, Interim Chief Financial Officer, Chief Financial Officer of CA’s iCan SP subsidiary, and Senior Vice President Investor Relations, among other positions.

Elan Moriah serves as our President. He has served in such capacity since February 2021, having previously served as President of our Customer Engagement Solutions global business line from September 2008 until January 2021. Mr. Moriah served as our President, Americas from May 2004 to August 2008, and as President of our Contact Center business line from 2000 to 2004. Prior to joining us, Mr. Moriah held various management positions with Motorola Inc.from 1995 to 2000. Before then, Mr. Moriah worked for Comet Software Inc.

Peter Fante serves as our Chief Administrative Officer. Mr. Fante joined Verint in September 2002 and has previously served as our Chief Legal Officer and Chief Compliance Officer. In September 2016, he was appointed Chief Administrative Officer, and oversees IT, Operations, Legal and Compliance. Prior to joining us, Mr. Fante was an associate at various global law firms including Morrison & Foerster LLP, Shearman & Sterling LLP, and Cadwalader, Wickersham & Taft LLP.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes in detail our named executive officer (or simply, “officer”) compensation program and how we made compensation decisions for such officers for the year ended January 31, 2022 (“FYE 22”).

Throughout this CD&A, we use certain financial performance measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See Appendix B to this proxy statement for additional discussion of non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measures.

CD&A Highlights

►    Business Achievements

FYE 22 was a year of many accomplishments for Verint. At the start of the year, we completed the spin-off of our cyber intelligence business and became a pure-play customer engagement company focused on helping the world’s most iconic brands to close the Engagement Capacity Gap™.

Looking back at FYE 22, we had strong execution of our cloud strategy, as evidenced by our cloud metrics. Cloud revenue increased 40% year-over-year on a GAAP basis and 37% on a non-GAAP basis and we crossed the mid-point of our cloud transition. We believe our cloud momentum reflects the strength of our open cloud platform, our artificial intelligence (AI) focus and differentiation, and our partner strategy. We expect our momentum to continue in the current year ending January 31, 2023 (FYE 23) and believe that we are well-positioned for long-term growth.

►    Stockholder Engagement Program

Over the past few years, we have significantly enhanced our stockholder engagement program, reaching out to a large number and percentage in interest of our stockholders, with the direct participation of our compensation committee chairman. We believe that this enhanced stockholder engagement has been well-received by our investors based on feedback we have received from them as well as based on their approval of our say-on-pay proposal at approximately 90% at our last annual meeting. A majority of the investors we reached out to as part of this process in the fall told us that they were satisfied with our executive compensation program or did not have concerns they wished to share with us, or did not respond. However, in response to the feedback we have received from our stockholders in prior years, we have made a number of key modifications to our executive compensation program in recent years and in anticipation of the February 1, 2021 Cognyte spin-off, we adopted new performance metrics in our officer bonus plans and PSUs to further incentivize the execution of our cloud transition, further align these plans to our cloud growth strategy, and further diversify our long-term incentive goals from our short-term incentive goals. For FYE 22, the compensation committee determined to continue using these same new metrics for the same reasons, specifically, revenue, EBIT, cloud revenue, and new SaaS ACV for officer bonus plans and PLE, recurring revenue, and relative TSR for officer PSUs. The compensation committee intends to continue to periodically review and, if appropriate, adjust the metrics we use to align with our growth strategy.

We have also done significant Board refreshment, with six new directors in the last four years, including one new director earlier this year. Three of these new directors have been added since the closing of the Cognyte spin-off on February 1, 2021. We have also increased the diversity of our Board, which now includes two female directors, and we intend to continue with these efforts.

Finally, we discussed and carefully evaluated all stockholder feedback from our outreach.

Please see “Stockholder Engagement” below for a more detailed description of our stockholder engagement program.

►    FYE 22 Performance Results and Pay

The compensation committee took the following actions with respect to officer pay opportunities for FYE 22, taking into account market factors and the advice of its advisors, including with respect to peer pay practices:

•Made modest increases to base salaries.
•Made no changes to target bonus opportunities.
•Increased the dollar value of equity awards in amounts ranging from 3.5% to 17% on an individual-by-individual basis based on the results of our annual compensation benchmarking, after awarding a flat number of shares in FYE 21 (with a lower grant date value than in FYE 20).
The following table summarizes our achievement against our one year and multi-year goals based on the conclusion of FYE 22. Note that our performance goals for FYE 22 or for performance periods ended based on the conclusion of FYE 22 reflect the completion of the Cognyte spin-off and therefore measure our residual CES business. All our revenue and bookings performance goals were set at or above the level of our CES results for the prior year. Our EBIT goal (for our residual CES business) was set below the CES result for the prior year due to the resumption of investment and spending in FYE 22 following a reduction in FYE 21 associated with COVID-19 cost controls.

We believe that our FYE 22 executive compensation program demonstrates good pay-for-performance alignment, with short-term and long-term programs paying out in line with performance.

1 Year Goals (for Annual Bonus Plans)	Target	Result	% Achieved	% Payout
Revenue	$860 million	$881 million	102%	110%
EBIT	$199 million	$207 million	104%	109%
Cloud Revenue	$368 million	$395 million	107%	114%
New SaaS ACV	$100 million	$94 million	94%	97%
Weighted Average			102%	108%

Multi-Year Goals (for PSU awards)	Target	Result	% Achieved	% Payout
2 Year Goals (PSUs granted in FYE 21)
CES PLE	$303 million	$302 million	~100%	100%
% of Software Revenue Recurring	85%	82%	97%	97%
3 Year Goals (PSUs granted in FYE 20)
Relative TSR	50th Percentile	51st Percentile	102%	105%
Weighted Average Payout				100%

For FYE 22, we experienced strong cloud momentum with 37% cloud revenue growth and more than 40% new SaaS ACV growth. As our business has shifted to the cloud, more of our revenue has become recurring and our visibility has improved. For FYE 22, 82% of our software revenue came from recurring sources. On a perpetual license equivalent bookings basis, we grew new bookings 17% overall. These strong results led to performance close to or above target on all of our compensation metrics.

All of the financial performance measures that we use as performance metrics for purposes of determining compensation for our employees are not calculated or presented in accordance with GAAP and are considered non-GAAP financial measures. See Appendix B to this proxy statement for additional discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measures.

Difference Between Pay Opportunities and Pay Outcomes

In analyzing executive pay, it is important to distinguish between pay opportunity and pay outcome. A significant majority of the compensation of each of our officers comes in the form of equity, with at least 50% of such equity granted as performance-based awards (60% for the CEO). Since equity compensation is subject to changes in market value following the date of grant, and since some or all of a performance-based award may not be earned depending on performance, the Summary Compensation table (which shows equity awards at their grant date value and, for performance awards, assumes target payout levels) is a better representation of pay opportunity and may not always be a good representation of earned pay (or pay outcome). For this reason, we include a “Pay Outcome” table following the Summary Compensation table, which shows the value of the equity awards actually earned in respect of the FYE 22 performance period and in respect of multi-year performance periods which ended in FYE 22 based on their value at the time of vesting.

We believe that an executive compensation program should be measured and judged over time, and not just on a year-by-year basis, taking into consideration both pay opportunities and pay outcomes, as well as the timeline of the executive compensation process, in which pay opportunities are established at the start of each performance period, while actual performance and payouts are only determinable at the end of the performance period. The pay opportunities and performance goals for FYE 22 were established in March 2021. Performance and payouts were assessed in March 2022.

The following table compares pay outcomes to pay opportunities for each of our officers for the last four years. We note that pay outcomes have ranged above and below pay opportunities from year to year.

Name	Year Ended January 31,	Pay Opportunity ($) (1)	Pay Outcome ($) (2)	Difference (Outcome minus Opportunity) ($)	Difference (Outcome minus Opportunity) (%)

Dan Bodner	2022	9,975,399	14,605,541	4,630,142	46%
	2021	9,233,276	8,718,106	(515,170)	(6)%
	2020	11,869,672	11,974,559	104,887	1%
	2019	8,831,265	7,442,215	(1,389,050)	(16)%

Douglas Robinson	2022	2,503,980	3,935,954	1,431,974	57%
	2021	2,621,394	2,008,787	(612,607)	(23)%
	2020	2,683,699	2,712,139	28,440	1%
	2019	2,093,821	1,899,932	(193,889)	(9)%

Elan Moriah	2022	3,298,974	4,392,438	1,093,464	33%
	2021	3,140,343	2,554,488	(585,855)	(19)%
	2020	3,576,658	3,363,427	(213,231)	(6)%
	2019	2,558,485	2,148,850	(409,635)	(16)%

Peter Fante	2022	2,470,307	3,902,281	1,431,974	58%
	2021	2,624,961	2,000,456	(624,505)	(24)%
	2020	2,656,074	2,653,852	(2,222)	—%
	2019	2,032,400	1,767,816	(264,584)	(13)%

(1) Total compensation as disclosed in the Summary Compensation table.

(2) Total compensation as disclosed in the Pay Outcome table.

With respect to the Pay Outcome column, we note that in many cases, the officers do not sell their after-tax shares upon vesting and instead hold them (because of our stock ownership guidelines or by choice), so the value of these shares is not necessarily realized at the time of vesting and continues to fluctuate with the market price, in alignment with our stockholders.

Compensation Philosophy

The compensation committee believes that a well-designed compensation program is one in which pay opportunities are competitive with the market, performance goals are challenging but achievable, and pay outcomes are aligned with performance.

The compensation committee takes a long-term view in designing our executive compensation program, taking into account that the Company may experience variability in year-by-year performance. The compensation committee believes it is important that pay opportunities remain competitive with the peer group and the market at all times to attract and retain the talent needed to grow the Company over the long term. The compensation committee took these considerations into account in the design of pay opportunities for FYE 22, including in striking a balance between short-term and long-term objectives as part of our cloud strategy.

Our objective in setting officer pay opportunities is to attract and retain the best talent to lead our company and to incentivize our leaders to achieve outstanding performance results and create stockholder value. To support this objective, we set target compensation in a range around median by reference to the competitive benchmarking review and other factors discussed below under “Factors in Establishing Officer Pay Opportunities” and design our compensation arrangements so that actual pay outcomes will vary above or below target based on the performance achieved. Absent special circumstances, the compensation committee approves payouts for formulaic compensation elements without adjustment from calculated levels in order to allow these elements to function as originally designed.

We believe that our compensation philosophy, including the opportunity to earn above-market compensation for performance in excess of established goals, helps ensure that we are well positioned to attract, retain, and incentivize the highest caliber of executive officer talent.

Stockholder Engagement

It is and has been our practice for many years to engage with our investors on a regular basis. Each year, we typically meet with well over a hundred investors as part of our investor relations program, during which we make ourselves available to discuss, subject to the limitations of applicable securities law, any subject our stockholders wish to raise with us, including matters of strategy, capital allocation, corporate governance, and executive compensation. We believe this program of regular stockholder engagement has been productive and provides an open exchange of ideas and perspectives for both management and our stockholders.

As part of our overall stockholder engagement, each fall we proactively reach out to a large number and percentage in interest of our stockholders, with the direct participation of our compensation committee chairman. We believe that this proactive outreach has been well-received by our investors based on feedback we have received from them as well as based on their approval of our say-on-pay proposal at approximately 90% at our last annual meeting.

In sum, in FYE 22:

•We proactively solicited feedback on executive compensation as part of our regular investor relations program, which as noted above, comprised well over a hundred meetings with investors of all sizes each year.

•In the fall of 2021, we reached out to approximately 30 of our largest stockholders representing nearly 80% of our outstanding shares to specifically request feedback on our executive compensation program. We attempted to reach individuals responsible for governance-related decisions within the investor organization. The outreach was done by the chairman of our compensation committee, Mr. Nottenburg (who is independent), requesting feedback and extending an invitation to speak with him personally.

•Following our targeted outreach, we received responses from 6 investors holding more than 25% of our outstanding shares, with 5 of these investors, holding about 17% of our outstanding shares as of the time of such outreach, agreeing to hold calls with Mr. Nottenburg.

Consistent with our experience in prior years, a majority of the investors we reached out to in the fall told us that they were satisfied with our executive compensation program or did not have concerns they wished to share with us, or did not respond. This encompassed about 80% of the stockholders (and represented about 60% of the shares-in-interest) we reached out to. None of the stockholders we spoke to or communicated with indicated that they had significant issues with our executive compensation program and none suggested reducing the compensation of our CEO or any of our other officers.

The feedback we received from the stockholders who wished to speak with us in detail generally varied from investor to investor and some of it related to matters not strictly related to compensation (such as diversity or other ESG matters). Although we did not hear common themes or consistent suggestions on compensation matters, we value all stockholder feedback we receive, and the compensation committee discusses and considers all such feedback even where only suggested by a single stockholder. The following table summarizes the feedback we received on compensation matters from our most recent round of outreach in the fall of 2021, all of which was evaluated by the compensation committee.

What We Heard	Our Response

Consider moving to 3 year goals for all the metrics in your PSU awards
The compensation committee evaluates the appropriateness of the officer performance goals each year, including with respect to the duration of the performance period. We have used a three-year performance period for the relative TSR goal in our PSU awards for many years. With respect to the other metrics used in our PSU awards, the compensation committee’s view is that the technology industry is characterized by rapid change and believes that in practice, it is difficult to set meaningful financial performance goals more than two years in advance in a manner consistent with our compensation philosophy that goals be not only challenging but also achievable. The compensation committee also believes that our ongoing cloud transition and the difficulty in predicting our sales mix during such transition makes it challenging to set longer-term financial targets over a three-year period consistent with our philosophy. We believe that our approach to goal setting is also consistent with the practices of our compensation peer group. To the extent our business and the business environment changes in the future so that we have longer-term predictability and visibility, we will revisit moving to a three-year performance period for the financial performance goals we use.

What We Heard	Our Response
Explain the slopes you use in your compensation plans
The compensation committee typically establishes the threshold and maximum levels for performance and for payout opportunity, as well as the scale points in between, by reference to market practices and input from the compensation consultant. For example, we believe that the scale points for our PSU awards, including the opportunity to earn target payouts at median (50th percentile) relative TSR performance (for the corresponding tranche of the awards), conforms to market practices. The compensation committee also seeks to ensure that these threshold levels and scales are reasonable in light of the goals in question and in light of the Board’s expectation for what is achievable during the performance period. The compensation committee often builds accelerators and decelerators into the compensation plans and seeks to calibrate their slopes to balance varying objectives, including incentivizing overachievement, aligning pay to performance, retention of key talent, and risk management.

Explain the metrics you use in your compensation plans, including with respect to cloud growth, profitability, and cash flow	In anticipation of the February 1, 2021 Cognyte spin-off, we adopted new performance metrics in our officer bonus plans and PSUs to further incentivize the execution of our cloud transition, further align these plans to our cloud growth strategy, and further diversify our long-term incentive goals from our short-term incentive goals. For FYE 22, the compensation committee determined to continue using these same new metrics for the same reasons, specifically revenue, EBIT, cloud revenue, and new SaaS ACV for officer bonus plans, and PLE, percentage of software revenue that is recurring, and relative TSR for PSUs. The compensation committee intends to continue to periodically review, and if appropriate, and adjust the metrics we use to align with our growth strategy, including the use of cash-based metrics, which we have used in prior plans and may use in future plans.

Do you consider the multiple of annual CEO compensation to other officers and to the median employee?	The compensation committee considers internal pay equity between the CEO and the other officers and is mindful of the CEO pay ratio to our median employee (as disclosed each year in our proxy statement), as part of the process of establishing the CEO’s compensation package. However, we do not have a policy of limiting the CEO’s pay opportunity to a specific multiple of the other officers’ compensation or to the compensation of the median employee.

In response to the feedback we received from our stockholders in prior years, we have also made a number of other key modifications to our executive compensation program in recent years which are discussed in our prior proxy statements. We have also done significant Board refreshment, with six new directors in the last four years, including one new director earlier this year. Three of these new directors have been added since the closing of the Cognyte spin-off on February 1, 2021. We have also increased the diversity of our Board, which now includes two female directors, and we intend to continue with these efforts.

Compensation Design and Process
Our officer compensation packages are generally comprised of a mix of base salary, annual cash bonus, and annual equity grant, plus limited perquisites. We believe this mix of compensation elements allows us to successfully achieve our compensation objectives, however, the compensation committee periodically re-evaluates our compensation philosophy, objectives, and programs and, from time to time, revises or introduces new elements or design features into our executive compensation program.
We believe a significant portion of each executive officer’s compensation should be “at-risk” by being tied to the performance of our business or our stock price. We implement this belief through the use of performance-based bonuses and performance-vested equity, such as PSUs, for which payment or vesting is directly dependent on performance, as well as through the use of equity-based compensation generally, such as restricted stock units (RSUs), the value of which depends on our stock price. We believe that equity-based compensation that is subject to vesting based on continued service is also an effective tool for retaining our executive officers, aligning their interests with those of our stockholders, and for building an executive’s long-term commitment to the Company. As further discussed below, our executive officers and directors are also subject to stock ownership guidelines.
Our key compensation design and governance practices include:
•Compensation is primarily at-risk and/or tied to stock price, while also containing a mix of elements - A significant majority of the total direct compensation of each officer is at-risk or is paid in equity (the value of which depends on our stock price). At the same time, executive pay consists of a mix of short-term elements (base pay and annual bonus) and long-term equity-based incentives (time-based and performance equity).
The pay mix graph below illustrates the components of our officer compensation packages for FYE 22 as reflected in the Summary Compensation table.

CEO PAY MIX
Other compensation 0.3%
Base Salary 7.7%
Annual Cash Bonus 8.8%
Performance-based Equity 49.9%
Time-vested equity 33.3%

OTHER OFFICERS PAY MIX
Other compensation 1.3%
Base Salary 16.9%
Performance-based Equity 34.5%
Annual Cash Bonus 12.8%
Time-vested equity 34.5%

	CEO	Other NEOs
At-risk pay excluding time-based equity	59%	47%
At-risk pay including time-based equity	92%	82%
(At-risk pay in both rows excludes base salary and “other” compensation)
•Multiple performance metrics - Annual bonuses (for FYE 22) are based on four different performance metrics (revenue, EBIT, cloud revenue, and new SaaS ACV). PSUs are based on three different performance metrics (PLE, percentage of software revenue that is recurring, and relative TSR).
•Balanced approach to long-term incentives - Long-term incentive awards are comprised of a combination of time-based and performance-based units, which are designed to link executive compensation with increased stockholder value over time, with at least 50% of newly-granted long-term incentive awards being performance-based (60% for the CEO).
•Thresholds, staged goals, and maximum payouts - Annual bonuses and performance equity awards are subject to a minimum threshold level of performance below which no payout is earned and are limited to a specified maximum payout, with staged goals in between.
•Use of formulaic compensation design with payouts tied to pre-established performance targets.
•Exercise limited discretion to adjust formulaic payouts.
•Clawback provisions in our compensation plans and agreements.
•Stock ownership guidelines for executive officers and directors.
•Limited perquisites.
•Use of tally sheets and aggregate award summaries to facilitate oversight of executive compensation.
•A policy prohibiting all personnel (including executive officers and directors) from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities.
•A policy prohibiting all hedging and pledging in our securities by all personnel (including executive officers and directors).
•A policy against any new plan, program, agreement, or arrangement providing for a 280G tax gross-up payment with any person or, subject to a limited exception relating to relocation expenses, any other tax gross-up payments with executive officers.
Pay Opportunities for FYE 22
The compensation committee took the following actions with respect to pay opportunities for FYE 22, taking into account market factors and the advice of its advisors.
Base Salaries
Base salary for our CEO and our other officers were increased modestly by an average of about 2%, in line with the average merit increase for our broader employee base.

Name	FYE 22 Base Salary	FYE 21 Base Salary	Change
Dan Bodner	$767,000	$755,000	1.6%
Doug Robinson	$460,000	$447,000	2.9%
Elan Moriah	$485,000	$475,000	2.1%
Peter Fante	$440,000	$430,000	2.3%
Target Bonuses
The target bonus opportunities for our CEO and our other officers were not increased and were set at the same level as in the prior year.

Name	FYE 22 Target Bonus	FYE 21 Target Bonus	Change
Dan Bodner	$816,000	$816,000	$—
Doug Robinson	$300,000	$300,000	$—
Elan Moriah	$375,000	$375,000	$—
Peter Fante	$300,000	$300,000	$—

Equity Awards

The compensation committee increased the grant date value of the officer awards in amounts ranging from 3.5% to 17% based on the results of our annual compensation benchmarking, after awarding a flat number of shares in FYE 21 (with a lower grant date value than in FYE 20).

Name	FYE 22 Equity Annual Awards (Shares)	Grant Date Value ($)	FYE 21 Equity Annual Awards (Shares)	Grant Date Value ($)	Change in Grant Date Value
Dan Bodner	173,350	$8,296,531	167,000	$7,720,410	7.5%
Doug Robinson	35,000	$1,675,100	31,000	$1,433,130	16.9%
Elan Moriah	50,000	$2,393,000	50,000	$2,311,500	3.5%
Peter Fante	35,000	$1,675,100	31,000	$1,433,130	16.9%

Pay Outcomes for FYE 22

Bonus Payouts

Our revenue goal for FYE 22 was achieved at 102%, our EBIT goal was achieved at 104%, our cloud revenue goal was achieved at 107%, and our new SaaS ACV goal was achieved at 94%. After application of the weightings of the metrics, weighted average achievement was 102%. These results translated into officer bonus payouts at 108% for the year. Bonuses were awarded without any discretionary modifications to the goals or payouts.

The following table summarizes the bonus opportunities and bonuses earned for FYE 22.

Name	% Performance Achieved	% Payout	Target Bonus	Earned Bonus
Dan Bodner	102%	108%	$816,000	$880,482
Doug Robinson	102%	108%	$300,000	$323,707
Elan Moriah	102%	108%	$375,000	$404,633
Peter Fante	102%	108%	$300,000	$323,707

PSU Vesting

The following table summarizes the goal achievement and calculated payout levels for PSUs with performance periods ended as of January 31, 2022. The relative TSR tranche was granted as part of the April 2019 grant (with its associated metric weightings) while the CES PLE and CES Recurring Revenue % tranches were part of the August 2020 grant (with its associated metric weightings). As a result, the table provides a weighted average payout (giving effect to these different metric weightings) of the tranches vesting in respect of the conclusion of FYE 22 based on the actual number of shares earned by the grantees for each tranche. PSUs tied to the completion of the Cognyte spin-off are discussed below the table. PSUs were vested without any discretionary modifications to the goals or payouts.

Performance Metric	% of Goal Achieved	% Vesting
Financial Goals Ending FYE 22
CES PLE	~100%	100%
CES % of Software Revenue Recurring	97%	97%
Stock Goals Ending FYE 22
Relative TSR	102%	105%
Weighted Average Payout		100%

Name	% Vesting	PSU Target Shares (original)	PSU Target Shares (as adjusted for the spin-off)	Earned Shares
Dan Bodner	100%	108,550	157,929	158,717
Doug Robinson	100%	16,792	24,430	24,551
Elan Moriah	100%	26,083	37,949	38,072
Peter Fante	100%	16,792	24,430	24,551
In addition to these regular equity awards, in recognition of their especially critical roles in the execution of the Cognyte spin-off, during FYE 21, the compensation committee had awarded Messrs. Robinson and Fante special incentive PSU awards in the amount of 10,000 units each, with performance goals tied to the completion of the spin-off. These special PSU awards were also granted to selected executives below the officer level and to certain key employees who were deemed critical to, or who were expected to be significantly impacted by, the spin-off. These awards vested in full during FYE 22, in two tranches, based on the completion of the spin-off on February 1, 2021 and the subsequent completion of a retention period through November 2021 (within the transition services period).
Roles and Responsibilities in Determining Executive Compensation
Following the conclusion of each fiscal year, the compensation committee meets to determine cash payout and performance equity vesting levels for performance-based compensation for the recently concluded performance period and to establish officer compensation packages for the new fiscal year. The compensation committee also administers our equity compensation plans and oversees our long-term incentive programs generally and any special compensation initiatives.
The compensation committee receives updates from its compensation consultant and/or outside counsel at least annually on recent developments and trends in executive compensation and related governance matters to assist it in making compensation decisions.
For FYE 22, the compensation committee engaged Willis Towers Watson to prepare a peer group compensation benchmarking analysis and to assist the compensation committee in structuring and evaluating proposed executive officer compensation packages as well as year-end payouts. Any advice provided by Willis Towers Watson in FYE 22 with respect to non-executive officer or director personnel did not exceed $120,000 in fees. The compensation committee also received advice from outside counsel during FYE 22. In March 2021, the compensation committee reviewed and confirmed the independence of its advisors for FYE 22 pursuant to the six-factor test promulgated by the SEC under the Dodd-Frank Act.
At the compensation committee’s request, selected members of senior management from our human resources, finance, or legal functions generally work cooperatively with the compensation consultant in preparing proposals for executive officer compensation packages or other executive compensation arrangements for consideration by the compensation committee. The compensation consultant at all times remains independent of management and forms its own views with respect to the recommendations it makes to the compensation committee. The compensation committee also met in executive session (outside the presence of management), both with and without its compensation consultant, during FYE 22.
The Chief Executive Officer provides input to the compensation committee on each proposed executive officer compensation package. The Chief Executive Officer’s input to the compensation committee is based, among other things, on his views of each executive officer’s performance, achievements, skills, responsibilities, competitive factors, and internal pay equity considerations. The Chief Executive Officer’s input does not include a recommendation on his own compensation and, notwithstanding his input, the compensation committee exercises independent judgment on executive officer compensation outside the presence of the executive officers and is solely responsible for final decisions on all matters related to the compensation of all of the officers.

Peer Group

Each year, the compensation committee reviews our compensation peer group, typically in the fall, in advance of the next executive compensation cycle. This peer group is used for establishing pay opportunities for our officers each year, and periodically, for benchmarking our director compensation.

The composition of the peer group for FYE 22 was developed in the fall of 2020 following discussions between the compensation committee, Willis Towers Watson, and members of senior management, primarily our Chief Executive Officer. The companies included in the peer group were selected by the compensation committee following these discussions from a sampling of publicly traded software and technology companies with businesses sharing similarities with ours and with annual revenues, market capitalizations, and/or enterprise values within a range above and below ours. In general, the compensation committee targets peers within the following ranges (relative to Verint’s annual revenue and market capitalization) and most of the companies approved for the peer group satisfy these criteria:

•Revenue: 0.5x - 2x
•Market Capitalization: 0.25x - 4x

Certain of our closest competitors do not fit within these parameters and are therefore not included in the peer group, either because they are much larger or much smaller than us, are privately held, or are foreign issuers who do not publicly file detailed compensation data or have different pay practices due to local market factors outside the U.S.

The compensation committee also considers the growth and market leadership profiles of potential peer group companies, competitive considerations with regard to our business, as well as recruiting and retention factors in selecting the peer group, and is mindful of the parameters used by the main proxy advisory firms in establishing their own compensation peer groups.

The compensation committee has not established a guideline that the Company be at the median of the peer group relative to any particular metric or metrics, however, the compensation committee seeks to maintain a peer group that includes companies both larger and smaller than us relative to the key metrics noted above. During its annual review, the compensation committee also seeks, to the extent practical, to maintain consistency in the peer group in an effort to maintain better comparability in the results of the benchmarking process from year to year.

For FYE 22, the compensation committee determined not to make any modifications to the peer group, which remained as follows:

ACI Worldwide Inc.	LogMeIn, Inc.
Blackbaud, Inc.	MicroStrategy Inc.
Cadence Design Systems Inc.	NetScout Systems, Inc.
CommVault Systems, Inc.	Nuance Communications Inc.
Constellation Software Inc.	Open Text Corp.
Fair Isaac Corporation	Pegasystems, Inc.
FireEye, Inc. (now Mandiant, Inc.)	Splunk Inc.
Fortinet Inc.	SS&C Technologies Holdings, Inc.
Jack Henry & Associates Inc.
Factors in Establishing Officer Pay Opportunities
In establishing cash and equity pay opportunities for each officer, and the mix between cash compensation and equity compensation, the factors considered by the compensation committee consisted of:
•the compensation benchmarking analysis prepared each year by the compensation consultant;
•the executive officer’s compensation for the previous year;
•relevant terms of the officer’s employment agreement;
•the executive officer’s role, responsibilities, and skills;
•a subjective assessment of the executive officer’s performance in the previous year, including special achievements;
•our performance, based on financial and non-financial metrics, in the previous year, including the performance of our stock over the course of the prior year and over longer-term periods;
•our growth, based on both financial and non-financial metrics, from the previous year;
•our outlook and operating plan for the upcoming year;
•the proposed packages for the other executive officers (internal pay equity);
•the proposed merit increases, if any, being offered to our employees generally;
•the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool between the executive officers and the other participants;
•overall equity dilution and burn rates as well as equity overhang levels;
•the value of proposed and previously awarded equity grants, including the continuing retentive value of past awards;
•executive officer recruiting and retention considerations; and
•compensation trends and competitive factors in the market for talent in which we compete.
The compensation committee considered elements of compensation individually and in the aggregate in its decision-making process. Although the compensation committee does not target a specific ratio of equity to cash, the compensation committee believes that equity should comprise a majority of each officer’s compensation package in order to foster a greater sense of personal investment in our performance, further aligning executive officer incentives with the interests of our stockholders, and increasing the amount of such executive officer’s compensation that is “at risk” by virtue of being dependent on our stock price and/or performance. Subject to the parameters of our compensation philosophy, the compensation committee also believes that it is appropriate for our Chief Executive Officer to be compensated more highly from both a cash and an equity perspective than our other officers, and this approach has been supported by our benchmarking analyses. In establishing the relative compensation of the other officers, as noted above, the compensation committee takes into account differences in the scope of each officer’s role, responsibilities, skills, and performance.
The financial performance goals established by our compensation committee for executive officer bonus plans and performance equity awards are based on our budget and multi-year operating plan, which use non-GAAP (generally accepted accounting principles) measures that our Board and senior management find useful in managing our business. Mergers and acquisitions (M&A) contemplated by the budget and operating plan are included in measuring performance against compensation goals. For other extraordinary non-budgeted events, including material M&A not contemplated by the budget, the compensation committee or the Board may adjust performance goals or payouts in order to prevent unintended enlargement or dilution of benefits, at its discretion.
Design of Compensation Elements
Annual Bonuses for FYE 22
Bonus achievement is based on performance against pre-defined financial goals.
In anticipation of the Cognyte spin-off, we adopted new performance metrics in our officer bonus plans and to further incentivize the execution of our cloud transition, further align these plans to our cloud growth strategy, and further diversify our long-term incentive goals from our short-term incentive goals. For FYE 22, the compensation committee determined to continue using these same new metrics for the same reasons, specifically revenue, EBIT, cloud revenue, and new SaaS ACV.

The performance-payout scales for the FYE 22 financial performance goals are set out in the table below.
•If performance falls below the applicable threshold, the officer will not receive any payout for that goal.
•For performance falling between established points in the range, the amount earned is calculated on a formulaic basis based on those points.

	Payout Percentage
	—%	50%	65%	80%	100%	120%	150%	200%
Achievement Percentage
Revenue goal	<85%	85%	90%	95%	100%	105%	110%	115%
	Payout Percentage
	—%	40%	80%	90%	100%	110%	130%	200%
Achievement Percentage
EBIT goal	<80%	80%	90%	95%	100%	105%	115%	125%
Cloud Revenue goal	<80%	80%	90%	95%	100%	105%	115%	125%
	Payout Percentage
	—%	50%	85%	95%	100%	120%	150%	200%
Achievement Percentage
New SaaS ACV goal	<60%	60%	75%	90%	100%	110%	120%	130%

The following table summarizes the metric weightings and target amounts for the FYE 22 officer bonus plans:

Metric	Weighting	Target
Revenue	33%	$860 million
EBIT	33%	$199 million
Cloud Revenue	17%	$368 million
New SaaS ACV	17%	$100 million
Equity Awards
The compensation committee endeavors to establish the grant date of our annual equity award well in advance of the grant and to schedule vesting dates to occur at a time when we would not normally be in a quarterly trading blackout (to reduce the chances that vesting-related tax events occur during blackout periods). Apart from seeking to schedule vesting dates outside of blackout periods, we do not time our grants by reference to the release of earnings or other material information.
We use RSUs and PSUs as our preferred forms of equity awards, which provide predictable retention value and alignment of employee interests with stockholder interests, particularly in times of volatile equity markets. The compensation committee periodically reviews the elements of compensation it uses, however, and we may in the future incorporate other award forms, including stock options, in our executive officer compensation packages. To the extent that stock options are used, the exercise price of such options is the closing price of our stock on the date of Board or compensation committee approval.
Grant of Awards in FYE 22
For FYE 22, annual equity grants for our officers (made in April 2021) were divided evenly between RSUs and PSUs for officers other than Mr. Bodner, and 60% PSUs and 40% RSUs for Mr. Bodner. We believe this approach appropriately aligns executive officer incentives with company performance and provides a fair balance in the extent to which executive officer compensation is “at risk” both by being tied to our stock price and to the performance of our business.

For equity awards granted in April 2021:
•Time-based RSU awards vest in semi-annual increments over three years.
•In anticipation of the Cognyte spin-off, we adopted new performance metrics in our new PSU awards granted to further incentivize the execution of our cloud transition, further align these plans to our cloud growth strategy, and further diversify our long-term incentive goals from our short-term incentive goals. For FYE 22, the compensation committee determined to continue using these same new metrics for the same reasons, specifically PLE, percentage of software revenue that is recurring, and relative TSR.
•The goals for PLE and percentage of software revenue that is recurring will be measured at the end of the second fiscal year following the grant (at the end of FYE 23). The PLE goal will be measured against the sum of the results for FYE 22 and FYE 23. The percentage of software revenue that is recurring goal will be measured against our performance in FYE 23 (by reference to the level we have achieved by the second year of the two-year performance period).
•The relative TSR goal will be measured over the period from February 1, 2021 through January 31, 2024, excluding the Cognyte stock dividend to enable a clean baseline for these post-spin awards.
•Relative TSR is calculated as Verint’s total stockholder return, on a percentile basis, relative to the companies comprising the S&P 1500 Information Technology Sector Index for the applicable performance period, weighted equally and based on the two-month volume-weighted trailing average closing prices of the stock of such constituent companies as of the beginning and end of the performance period (adjusted for dividends other than the Cognyte stock dividend), provided that only those members of the index that constitute part of the index at both the beginning and the end of the performance period are taken into account for purposes of the calculation. In structuring the relative TSR calculation and selecting the index, the compensation committee’s goal was to be able to compare Verint’s stock price performance to that of a large, steady-state sampling of technology companies with a median size within a range of ours, on a basis designed to eliminate any short-term aberrations in stock price (for either Verint or companies in the index)

at the start or the end of the performance period.
•We regularly discuss and consider the metrics used in our long-term incentive awards, particularly relative TSR, which we believe presents both benefits and challenges. We believe that TSR metrics create alignment between management and stockholders and we understand that the inclusion of such a metric in compensation programs is currently supported by many investors and stockholder advisors. For these reasons, we continue to use this metric at this time.
The performance-payout scales for the performance goals under the PSUs granted in April 2021 (FYE 22) are set out in the tables below.
•If performance falls below the applicable threshold, the executive officer will not receive any vesting for the portion of the award attributable to that goal.
•For performance falling between established points in the range, the amount earned is calculated on a formulaic basis based on those points.
•The relative TSR goal opportunity is capped at 100% if absolute TSR for the performance period is negative (even if relative TSR is strong).

Perpetual License Equivalent Bookings Goal (weighting: 40%)
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period
80%	70%
90%	85%
95%	95%
100% ($596M)	100%
110%	150%
115%	175%
120% or more	200%
% of Software Revenue Recurring Goal (weighting: 30%)
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period
88%	50%
98%	90%
99%	100%
100% (85% of Revenue)	100%
101%	100%
102%	110%
106% or more	200%
Relative TSR Goal (weighting: 30%)
Percentile Achieved	Percentage of Performance Shares Eligible to be Earned for Period
<25th	0%
25th	25%
50th	100%
75th	200%

The performance period for the PSUs granted in April 2021 does not end until January 31, 2023 (for the PLE and percentage of software revenue that is recurring tranches) and until January 31, 2024 (for the relative TSR tranche). As a result, these awards did not vest during (or in respect of) FYE 22.
Vesting of Prior Awards for FYE 22
The following table summarizes the goal achievement and calculated payout levels for the PSUs granted in August 2020 in respect of the performance period ended January 31, 2022.
Because the relative TSR goals used in our PSU awards are generally measured over a three-year period, the relative TSR component of the August 2020 awards were not eligible for vesting based on the conclusion of FYE 22. The vesting of the relative TSR tranche of these awards will occur next year, based on the conclusion of FYE 23.

Performance vs. Payout Matrix for CES PLE and % of Software Revenue Recurring Goals (for PSU awards approved August 2020)
CES PLE Goal (weighting: 37.5%)		Payout For This Goal
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Goal Achieved	Percentage of Performance Shares Earned for Period
80%	80%	~100% ($302M)	100%
90%	90%
95%	95%
100% ($303M)	100%
110%	150%
115%	175%
120% or more	200%
CES % of Software Revenue Recurring Goal (weighting: 37.5%)		Payout For This Goal
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Goal Achieved	Percentage of Performance Shares Earned for Period

85%	85%	97% (82%)	97%
90%	90%
95%	95%
100% (85%)	100%
104%	150%
108%	175%
110% or more	200%
In addition, the third and final tranche of the PSUs granted in April 2019, tied to our relative TSR performance, vested in respect of the three-year performance period ended January 31, 2022. Our relative TSR performance for such three-year period came in at 51st percentile of the comparator group (or 102% of target), which resulted in the vesting of this tranche at 105%. This metric was weighted at 33.3% within the April 2019 PSU awards. Taking into consideration all tranches of the April 2019 PSUs (including those that vested in prior years based on revenue and EBITDA goals, which were also both weighted at 33.3%), performance against all applicable goals resulted in overall vesting of 103% of the awards, giving effect to the plan weightings.

As discussed above, with respect to the vesting of PSUs with performance periods ended as of January 31, 2022 (regardless of grant year), the weighted average vesting level was 100%.

In addition to these regular equity awards, in recognition of their especially critical roles in the execution of the Cognyte spin-off, during FYE 21, the compensation committee had awarded Messrs. Robinson and Fante special incentive PSU awards in the amount of 10,000 units each, with performance goals tied to the completion of the spin-off. These special PSU awards were also granted to selected executives below the officer level and to certain key employees who were deemed critical to, or who were expected to be significantly impacted by, the spin-off. These awards vested in full during FYE 22, in two tranches, based on the completion of the spin-off on February 1, 2021 and the subsequent completion of a retention period through November 2021 (within the transition services period).

Goal Setting
The compensation committee sets financial performance goals (i.e., excluding our stock performance goals) for our annual bonus plans and our multi-year PSUs by reference to the annual budget and multi-year plan presented to our Board. The compensation committee’s objective in setting financial performance targets (the middle of the performance ranges) is to be at a level that requires strong performance on the part of each recipient, but that is not so difficult to achieve that it is likely to be missed. The compensation committee believes that it is important that goals be both challenging and achievable. As a result, the compensation committee takes into account the actual results achieved and the actual pay earned for recently completed performance periods in setting new performance goals and does not believe it is appropriate to automatically increase performance goals above the prior period’s performance goals without regard to such actual achievements and actual pay for prior periods. The compensation committee believes that the goals it sets each year require strong performance on the part of management in what is a highly competitive business market.
The compensation committee typically establishes the threshold and maximum levels for performance and for payout opportunity, as well as the scale points in between, by reference to market practices and input from the compensation consultant. For example, the scale points for our PSU awards, including the opportunity to earn target payouts at median relative TSR performance (for the corresponding portion of the awards), is based on, and is in conformity with, market practices. The compensation committee also seeks to ensure that these threshold levels and scales are reasonable in light of the goals in question and in light of the Board’s expectation for what is achievable during the performance period. The compensation committee often builds accelerators and decelerators into the plans and seeks to calibrate their slopes to balance varying objectives, including incentivizing overachievement, aligning pay to performance, retention of key talent, and risk management.
Recent Developments in Executive Compensation Practices
In anticipation of the February 1, 2021 Cognyte spin-off, we adopted new performance metrics in our officer bonus plans and PSUs to further incentivize the execution of our cloud transition, further align these plans to our cloud growth strategy, and further diversify our long-term incentive (LTI) goals from our short-term incentive (STI) goals. Specifically, the new metrics adopted were:

•revenue, EBIT, cloud revenue, and new SaaS ACV for officer bonus (STI) plans; and

•PLE, percentage of software revenue that is recurring, and relative TSR for officer PSUs (LTI).

These metrics were used for our FYE 21 and FYE 22 executive compensation plans.

In its annual evaluation of our executive compensation metrics, for our FYE 23 plans, the compensation committee determined to shift the PLE metric from the LTI plan to the STI plan and shift the cloud revenue metric from the STI to the LTI plan, to better emphasize the relevant time frame of these metrics as we enter the second half of our cloud transition. The compensation committee also determined to eliminate the new SaaS ACV metric from the STI plan to streamline the number of metrics. As a result, the performance metrics for our FYE 23 executive compensation plans will be:

•revenue, EBIT, and PLE for the STI plan; and

•cloud revenue, percentage of software revenue that is recurring, and relative TSR for the LTI plan.

The compensation committee intends to continue to periodically review and, if appropriate, adjust the metrics we use to align with our growth strategy.

Following the completion of the Cognyte spin-off at the beginning of FYE 22, for FYE 23 compensation, the compensation committee made several revisions to the peer group in the fall of 2021 to better align it with our post-spin strategy and profile, which will be discussed in the proxy statement for our 2023 Annual Stockholder Meeting.

Stock Bonus Program
In order to foster a greater sense of company ownership for employees and to reduce the Company’s cash compensation cost, we have adopted a stock bonus program under which eligible employees may receive a portion of their earned annual bonuses, otherwise payable in cash, in the form of discounted shares of our common stock.

This program is subject to annual funding approval by our Board and an annual cap on the number of shares that can be issued. Officers are permitted to participate in the program, to the extent that shares remain available for awards following the enrollment of all other participants, to encourage our officers to continue to increase their stake in the Company as well. Shares issued to officers in respect of the discount feature of the program are considered incentive shares and are subject to a one-year vesting period to enhance the retentive value of the program and to better align executive interests with those of our stockholders. Shares not attributable to the discount feature of the program (which we refer to as “base” shares) are deemed to be purchased by the participants at fair market value using earned bonus dollars. As a result, these base shares are not considered incentive shares and their value is reflected within the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table, rather than within the “Stock Awards” column.
•For the program period ended January 31, 2022, the Board approved the issuance of up to 300,000 shares of common stock and a discount of 15% for awards under the program. Shares will be issued in respect of this program period in the quarter ending July 31, 2022 (during FYE 23) and the number of shares to be issued to the officers in respect of the discount will not be determinable until such time.
•For the program period ending January 31, 2023, the Board has approved the issuance of up to 200,000 shares of common stock and a discount of 15% for awards under the program. Shares will be issued in respect of this program period in the quarter ending July 31, 2023 (during FYE 24) and the number of shares to be issued to the officers in respect of the discount will not be determinable until such time.
Other Pay Elements
We do not currently make use of cash-based long-term incentive compensation arrangements, defined benefit plans, or deferred compensation plans. We provide a limited number of perquisites to our executive officers, which vary from officer to officer and include:
•use of a company car or an annual car allowance; and
•an annual allowance for professional legal, tax, or financial advice.
Our officers also receive the same partial match of their 401(k) contributions as all other U.S. employees. Officers receive the same health insurance and company-paid group life and disability insurance offered to all other employees in the U.S.
Employment Agreements
Each of our officers is party to a formal employment agreement with us. The terms of these agreements are summarized under “Executive Officer Severance Benefits and Change in Control Provisions—Provisions of Executive Officer Agreements” below.
Clawback Policy
Each of our officers is subject to a clawback provision in his employment agreement that allows us to recoup from the officer, or cancel, all or a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the U.S. securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to performance-based awards made during the term of the agreement which were paid based on the results required to be restated. The amount to be recovered or forfeited is the amount by which the incentive compensation for the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated.
Our equity compensation plans also contain a provision that allows for the cancellation or forfeiture of an award, or the repayment of any gain related to an award, if an officer engages in activity detrimental to the Company.
Stock Ownership Guidelines and Other Policies
Our Board has adopted stock ownership guidelines for our officers and non-employee directors who are compensated by us for their service. We believe these guidelines help to further align the interests of our officers and directors with those of our stockholders. The guidelines contain customary terms and conditions and establish the following target ownership levels:
•ownership equal to six times salary for our Chief Executive Officer;
•ownership equal to three times salary for our other officers (reduced to one and a half times salary beginning at age 62); and
•ownership equal to five times annual cash retainer for directors.
Until the target ownership levels are met, officers and directors are required to hold 50% of the after-tax shares acquired from either the vesting of restricted stock or restricted stock units or from the exercise of stock options. As a result of this requirement, there is no specified time frame for reaching the target ownership levels and no minimum holding periods once shares have been acquired (if an officer or director falls below the target ownership level after having achieved it, he or she would again become subject to the 50% after-tax holding requirement until the ownership level had been re-established). Officers and directors subject to the guidelines are permitted to count towards the target ownership levels all shares of common stock held by such individual, regardless of source, 50% of the value of any unvested RSUs and PSUs (at target level), and the intrinsic value of vested stock options. All of our officers and directors who have served for at least two years have satisfied the target ownership levels as of January 31, 2022.

Our Board has adopted a policy generally precluding us from entering into any new plan, program, agreement, or arrangement providing for a 280G tax gross-up payment with any person or, subject to a limited exception relating to relocations, any other tax gross-up payments with officers.

Policies Prohibiting Hedging and Pledging

Our insider trading policy prohibits all personnel (including officers and directors) from hedging (such as zero-cost collars and forward sale contracts) or pledging our securities, from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities (transactions in puts, calls or other derivative securities, on an exchange or in any other organized market).

Our insider trading policy is supplemented by a separate policy prohibiting our officers and directors from engaging in hedging or pledging transactions in our equity securities. The policy defines hedging as the purchase of any financial instrument or the entry into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, put options, forward sales contracts, equity swaps, or collars).

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards such as the awards with market-based performance metrics.

Compensation Committee Report
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on its review and discussions with management regarding such section of this proxy statement, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee:

Richard Nottenburg, Chair
John Egan
Reid French
Kristen Robinson
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Programs and Risk Assessment
Each year, our executive management reviews our compensation policies and practices, including with respect to risk. Our compensation policies and practices are relatively stable and tend not to change significantly from year to year, particularly below the officer level. We monitor the operation of these policies and procedures and believe that they have proven to be well-calibrated over time. We also believe that these policies and practices are comparable to those used by similarly situated companies in our industry and the companies with which we compete for talent. In conducting its risk review, management noted in particular the following aspects of our compensation policies and procedures:
•Use of a combination of elements to achieve a balance between (1) fixed pay and variable pay, (2) time-based components and performance-based components, (3) quantitative targets and qualitative targets, and (4) short-term and long-term elements.
•Multiple quantitative targets (designed to support the budget and operating plan approved by the Board) within compensation plans, as well as elements that differ from plan to plan, and discretionary authority/elements or individual/team objectives in some plans.
•Variable compensation elements, including equity awards whose value fluctuates with our stock price, represent approximately 25% of our total annual compensation expense and are broadly distributed among the employee base.
•Bonus plans and performance-based equity plans are subject to maximum payouts and contain calibrated performance-payout curves and staged goals below target to permit payout opportunities for performance that approaches, but does not achieve, target. For non-officers, we sometimes use discretionary bonuses where warranted based on performance and/or retention considerations, even when pre-established goals or thresholds were not achieved.
•Management maintains control over award templates and equity plan design and models the financial impact of design elements such as sales quotas and commissions before adoption.
•Checks and balances in place for the processing of transactions and the calculation of performance levels and payout amounts, including a well-developed system of internal controls to help ensure that financial results and the underlying transactions are sound.
•Provisions in our commission plans allowing us to reduce, withhold, or offset commissions for transactions that do not meet specified minimum requirements, even after the commission has been paid.
•Quarter-end guidelines are in place to help ensure that sales transactions are handled in a consistent and ethical manner at the end of each reporting period, in addition to our other customary legal and compliance policies and procedures.
•Quarterly certifications from a broad base of employees help promote accountability, transparency, and compliance.
•Stock ownership guidelines for our directors and officers, as well as a policy prohibiting hedging and pledging to help maintain alignment between our directors, officers, and other personnel and our stockholders.
•Clawback provisions included in our executive employment agreements, equity plan, and award agreements allowing us to recoup payments or awards under certain circumstances.
Based on this review, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Compensation Tables
Summary Compensation Table for FYE 22
The following table lists the annual compensation of our officers for FYE 22, FYE 21, and FYE 20.

Name and Principal Position	Year Ended January 31,	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Dan Bodner - Chief Executive Officer	2022	764,000	—	8,296,531	—	880,482	34,386	9,975,399
	2021	717,250	—	7,720,410	—	761,230	34,386	9,233,276
	2020	755,000	—	10,217,325	—	843,723	53,624	11,869,672

Douglas Robinson - Chief Financial Officer	2022	456,750	—	1,675,100	—	323,707	48,423	2,503,980
	2021	432,100	—	1,895,430	—	279,864	14,000	2,621,394
	2020	447,000	—	1,902,507	—	310,192	24,000	2,683,699

Elan Moriah - President	2022	482,500	—	2,393,000	—	404,633	18,841	3,298,974
	2021	459,167	—	2,311,500	—	349,830	19,846	3,140,343
	2020	468,000	—	2,694,847	—	387,740	26,071	3,576,658

Peter Fante - Chief Administrative Officer	2022	437,500	—	1,675,100	—	323,707	34,000	2,470,307
	2021	415,667	—	1,895,430	—	279,864	34,000	2,624,961
	2020	425,000	—	1,889,412	—	310,192	31,470	2,656,074

(1) Includes cash bonuses awarded outside the officer’s pre-defined annual bonus plan, if any.
(2) Reflects the aggregate grant date fair value of stock awards approved for the officer in the applicable fiscal year computed in accordance with applicable accounting standards. Also includes the aggregate grant date fair value of stock awards granted to the officers in a given fiscal year as a result of the discount feature under the stock bonus program, but excludes the value of any other shares issued or to be issued to the officers under the stock bonus program (the cash value of which is included within the “Non-Equity Incentive Plan Compensation” column in the fiscal year in which the corresponding cash bonus was earned). See “Compensation Discussion and Analysis—Stock Bonus Program” for more information about these stock bonus awards. For a further discussion of our accounting for equity compensation, see Note 16, “Stock-Based Compensation and Other Benefit Plans” to the consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2022. For performance-based awards, the value shown in the table is based on the assumed achievement of the target level (i.e., the probable level) of performance. See the Grant Date Value of Performance Awards table below for the aggregate grant date fair value of these performance awards assuming the highest level of performance is achieved. Volatility in our stock price from year to year may impact the grant date fair value of our annual equity awards.
(3) Amount represents performance-based annual bonuses tied to the officer’s pre-defined annual bonus plan. Includes the aggregate grant date fair value of shares to be issued to the officers under the stock bonus program in respect of the fiscal year in which the cash bonus was earned (such shares are effectively purchased by the executive officers at fair market value (or a higher price) using bonus dollars), but excluding shares granted as a result of the discount feature of the program (the value of which is included within the “Stock Awards” column in the fiscal year in which such shares were granted).
(4) See the table below for additional information on “All Other Compensation” amounts for FYE 22. “All Other Compensation” does not include premiums for group life, health, or disability insurance that is available generally to all salaried employees in the country in which the officer is employed and do not discriminate in scope, terms, or operation in favor of our officers or directors.

Pay Outcome Table for FYE 22
The following table sets forth the pay outcomes for our officers for FYE 22, FYE 21, and FYE 20, which we believe provides useful supplemental information to the Summary Compensation table above, as it demonstrates the value of share awards that vested and stock options that were exercised during the applicable years (as opposed to the grant date value of such awards, which is what we are required to present in the Summary Compensation Table), to more closely reflect each officer’s “take home” pay for such year. However, to the extent an officer chooses to hold his shares following vesting, including as a result of our stock ownership guidelines, his “take home” pay may be different than the values in the table below as the value of the awards held would continue to fluctuate with the market, in alignment with our stockholders.

Name	Year Ended January 31,	Salary ($) (1)	Bonus ($) (2)	Earned Stock Awards ($) (3)	Earned Option Awards ($) (4)	All Other ($) (1)	Total ($)

Dan Bodner	2022	764,000	880,482	12,926,673	—	34,386	14,605,541
	2021	717,250	761,230	7,205,240	—	34,386	8,718,106
	2020	755,000	843,723	10,322,212	—	53,624	11,974,559

Douglas Robinson	2022	456,750	323,707	3,107,074	—	48,423	3,935,954
	2021	432,100	279,864	1,282,823	—	14,000	2,008,787
	2020	447,000	310,192	1,930,947	—	24,000	2,712,139

Elan Moriah	2022	482,500	404,633	3,486,464	—	18,841	4,392,438
	2021	459,167	349,830	1,725,645	—	19,846	2,554,488
	2020	468,000	387,740	2,481,616	—	26,071	3,363,427

Peter Fante	2022	437,500	323,707	3,107,074	—	34,000	3,902,281
	2021	415,667	279,864	1,270,925	—	34,000	2,000,456
	2020	425,000	310,192	1,887,190	—	31,470	2,653,852
(1) As disclosed on the Summary Compensation table.
(2) Non-equity incentive plan compensation and cash bonus (if any) as disclosed in the Summary Compensation table.
(3) Earned stock awards means the value of all restricted stock units (time-based and performance-based) that vested during the applicable fiscal year (measured as of the date of vesting), regardless of the year in which such awards were granted.
(4) Earned option awards means the value of all stock options exercised during the applicable fiscal year (measured as of the date of exercise), regardless of the year in which such awards were granted or became vested.

Grant Date Value of Performance Awards
The following table sets forth the aggregate grant date fair value of the performance awards made to our officers during FYE 22, FYE 21, and FYE 20, assuming:
    (a) the target level of performance (probable outcome) is achieved (see the Target Shares column), or
    (b) the highest level of performance is achieved (see the Maximum Possible Shares column).
For comparability, grants before February 1, 2021 are shown at the original number of shares (and do not reflect the impact of the adjustment made to unvested awards outstanding at the time of the Cognyte spin-off, which occurred on February 1, 2021).

Name	Grant Date	Target Shares	Fair Value of Target Shares	Maximum Possible Shares	Fair Value of Maximum Possible Shares

Dan Bodner	4/20/2021	104,010	$4,977,919	208,020	$9,955,837
	8/26/2020	100,200	$4,632,246	200,400	$9,264,492
	4/19/2019	100,200	$6,071,118	200,400	$12,142,236

Douglas Robinson	4/20/2021	17,500	$837,550	35,000	$1,675,100
	8/26/2020	25,500	$1,178,865	41,000	$1,895,430
	4/19/2019	15,500	$939,145	31,000	$1,878,290

Elan Moriah	4/20/2021	25,000	$1,196,500	50,000	$2,393,000
	8/26/2020	25,000	$1,155,750	50,000	$2,311,500
	4/19/2019	22,000	$1,332,980	44,000	$2,665,960

Peter Fante	4/20/2021	17,500	$837,500	35,000	$1,675,100
	8/26/2020	25,500	$1,178,865	41,000	$1,895,430
	4/19/2019	15,500	$939,148	31,000	$1,878,290

All Other Compensation Table

Name	Employer Retirement Contribution ($)	Car Allowance or Cost of Company Car ($)	Professional Advice Allowance ($)	Accrued Vacation Payout ($) (1)	Travel ($)	Total ($)
Dan Bodner	2,000	12,386	20,000	—	—	34,386
Douglas Robinson	2,000	12,000	30,000	4,423	—	48,423
Elan Moriah	2,000	16,841	—	—	—	18,841
Peter Fante	2,000	12,000	20,000	—	—	34,000
(1) During FYE 22, Mr. Robinson elected to participate in a program available to all U.S. employees by which a portion of the employee's accrued vacation is monetized and the after-tax amount is donated to a children's charity as part of Verint's Next Generation program. The table above reflects the pre-tax amount that was included in the officer's compensation in connection with such donation.

Grants of Plan-Based Awards for FYE 22
The following table sets forth information concerning equity and other plan-based grants to our officers during FYE 22.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Threshold ($) (1)	Target ($)	Max ($)	Threshold (#) (2)	Target (#)	Max (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)

Dan Bodner	RSU (4)	4/20/2021				—	—	—	69,340	3,318,612
	PSU (5)	4/20/2021				52,525	104,010	208,020	—	4,977,919
	Annual Bonus for FYE 22	N/A	367,200	816,000	1,632,000	—	—	—	—	—

Douglas Robinson	RSU (4)	4/20/2021				—	—	—	17,500	837,550
	PSU (5)	4/20/2021				8,838	17,500	35,000	—	837,550
	Annual Bonus for FYE 22	N/A	135,000	300,000	600,000	—	—	—	—	—

Elan Moriah	RSU (4)	4/20/2021				—	—	—	25,000	1,196,500
	PSU (5)	4/20/2021				12,625	25,000	50,000	—	1,196,500
	Annual Bonus for FYE 22	N/A	168,750	375,000	750,000	—	—	—	—	—

Peter Fante	RSU (4)	4/20/2021				—	—	—	17,500	837,550
	PSU (5)	4/20/2021				8,838	17,500	35,000	—	837,550
	Annual Bonus for FYE 22	N/A	135,000	300,000	600,000	—	—	—	—	—
(1) The threshold column corresponds to the minimum bonus payable to the executive officer assuming that minimum financial performance goals are achieved. If minimum financial performance goals are not achieved, the bonus payable to the executive officer would be zero. As disclosed in the Summary Compensation table above, the actual bonus payouts for FYE 22 were as follows: Mr. Bodner $880,482, Mr. Robinson $323,707, Mr. Moriah $404,633, and Mr. Fante $323,707.
(2) Represents the threshold number of shares that were available to be earned in the applicable performance period. If the minimum performance goals are not achieved in a performance period, no shares are earned for that period.
(3) Reflects the aggregate grant date fair value of equity awards approved for the officer in the applicable fiscal year computed in accordance with applicable accounting standards. The grant date fair value of PSUs is based on the target number of shares and calculated using the closing price of our common stock on the grant date. See the Grant Date Value of Performance Awards table above for the aggregate grant date fair value of these performance awards assuming the highest level of performance is achieved. For a further discussion of our accounting for equity compensation, see Note 16, “Stock-Based Compensation and Other Benefit Plans” to the consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2022.
(4) The April 20, 2021 time-based RSUs vest 1/6 on December 10, 2021, 1/6 on June 10, 2022, 1/6 on December 10, 2022, 1/6 on June 10, 2023, 1/6 on December 10, 2023, and 1/6 on June 10, 2024.
(5) The April 20, 2021 PSUs are eligible to vest based on a 2-year performance period following the compensation committee’s determination of our achievement of specified PLE and percentage of software revenue that is recurring targets for the period from February 1, 2021 through January 31, 2023, but no earlier than April 10, 2023 with respect to 70% of the units. The remaining 30% of the units are eligible to vest based on a 3-year performance period following the compensation committee’s determination of our achievement of specified relative TSR targets for the period from February 1, 2021 through January 31, 2024, but no earlier than April 10, 2024. The performance goals were established at the time of the grant.
Further Information Regarding Summary Compensation Table for FYE 22 and Grants of Plan-Based Awards Table for FYE 22
As of the date of this proxy statement, each of our officers is party to an employment agreement with us. Each agreement provides for certain severance payments and benefits, including in connection with a change in control. See “—Executive Officer Severance Benefits and Change in Control Provisions” below for a discussion of these severance and change in control benefits, as well as a description of the restrictive covenants and clawback provisions contained in such agreements.
The agreements with our officers generally provide for an initial term of two years, followed by automatic one-year renewals (unless terminated by either party in accordance with the agreement and subject to required notice). Termination of the agreements by us constitutes good reason for resignation under the agreements with our officers other than Mr. Bodner, and constitutes a termination by us without cause under the agreement with Mr. Bodner.
Narrative to Summary Compensation Table for FYE 22
As discussed in the “Compensation Discussion and Analysis” above, each officer’s employment agreement provides for an annual base salary, target bonus, and certain perquisites. Although target bonuses are specified in each employment agreement, bonus payments are not guaranteed and are paid based on the achievement of performance goals. As of January 31, 2022, the target bonuses specified by the employment agreements were as follows: $600,000 for Mr. Bodner, $219,000 for Mr. Robinson, $167,500 for Mr. Fante, and $219,000 for Mr. Moriah. Historically, the target bonuses for each executive officer established by the compensation committee as part of its annual compensation review process has equaled or exceeded the target bonus specified in the executive officer’s employment agreement as well as the target bonus from the previous year.
Consistent with our compensation philosophy, and as discussed above, the compensation packages for our CEO and other officers are structured to provide pay opportunities that are competitive with market and which incentivize our officers to perform. A significant majority of the pay opportunity of each officer comes in the form of equity awards, 50% (or more) of which are performance-based. Even if all of such grants are earned at (or above) 100% in a given year, because the value of these awards depends on our stock price - which may be volatile - the officer’s pay opportunity at the time of grant (as reflected in the Summary Compensation table) may be significantly higher (or lower) than the value at the time of vesting. Moreover, the value of the award at vesting (as reflected in the Option Exercises and Stock Vesting table) may not correspond to the officer’s “take-home” pay unless the shares are actually sold at the time of vesting. To the extent the officer chooses to hold such shares, including as a result of our stock ownership guidelines, the value of such awards continues to fluctuate with the market, in alignment with our stockholders. As a result, the actual value realized by the holders of these awards may significantly diverge from the originally disclosed grant value of such awards or the disclosed value at vesting.
Narrative to All Other Compensation Table
We provide a limited number of perquisites to our officers, which vary from officer to officer depending on the terms of their employment agreements, local policy, and historical practice. Each of the executive officers is entitled to use of a company car or an annual car allowance and an annual allowance for legal, tax, or accounting advice. All executive officers receive the same health insurance and company-paid group life and disability insurance offered to all other U.S. employees. Officers are entitled to participate in a program available to all U.S. employees by which a portion of the employee's accrued vacation is monetized and the after-tax amount is donated to a children's charity as part of Verint's Next Generation program. Officers who attend the Company’s sales recognition trip are entitled to reimbursement for certain personal expenses, including travels costs for their spouse or other guests, on the same basis as the sales employees who are invited to such event. Officers receive the same partial match of their 401(k) contributions as all other U.S. employees, up to a maximum company contribution of $2,000 per year.

Outstanding Equity Awards at January 31, 2022

The following table sets forth information regarding various equity awards held by our officers as of January 31, 2022. The shares reflected in the table are as of January 31, 2022. Grants made prior to February 1, 2021 have been adjusted to reflect the impact of the Cognyte spin-off, which occurred on February 1, 2021. The market value of all awards is based on the closing price of our common stock as of the last trading day in the year ended January 31, 2022 ($51.33 on January 31, 2022).

			Option Awards				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (8)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dan Bodner	4/19/2019	(1)	—	—	—	—	32,396	1,662,887	—	—
	4/19/2019	(2)	—	—	—	—	51,024	2,619,062	—	—
	8/26/2020	(3)	—	—	—	—	48,594	2,494,330	—	—
	8/26/2020	(4)	—	—	—	—	107,488	5,517,359	36,446	1,870,773
	4/20/2021	(5)	—	—	—	—	57,784	2,966,053	—	—
	4/20/2021	(6)	—	—	—	—	—	—	104,010	5,338,833

Douglas Robinson	4/19/2019	(1)	—	—	—	—	7,518	385,899	—	—
	4/19/2019	(2)	—	—	—	—	7,893	405,148	—	—
	8/26/2020	(3)	—	—	—	—	11,276	578,797	—	—
	8/26/2020	(4)	—	—	—	—	16,627	853,464	5,638	289,399
	4/20/2021	(5)	—	—	—	—	14,584	748,597	—	—
	4/20/2021	(6)	—	—	—	—	—	—	17,500	898,275

Elan Moriah	4/19/2019	(1)	—	—	—	—	10,670	547,691	—	—
	4/19/2019	(2)	—	—	—	—	11,204	575,101	—	—
	8/26/2020	(3)	—	—	—	—	18,186	933,487	—	—
	8/26/2020	(4)	—	—	—	—	26,818	1,376,568	9,093	466,744
	4/20/2021	(5)	—	—	—	—	20,834	1,069,409	—	—
	4/20/2021	(6)	—	—	—	—	—	—	25,000	1,283,250

Peter Fante	4/19/2019	(1)	—	—	—	—	7,518	385,899	—	—
	4/19/2019	(2)	—	—	—	—	7,893	405,148	—	—
	8/26/2020	(3)	—	—	—	—	11,276	578,797	—	—
	8/26/2020	(4)	—	—	—	—	16,627	853,464	5,638	289,399
	4/20/2021	(5)	—	—	—	—	14,584	748,597	—	—
	4/20/2021	(6)	—	—	—	—	—	—	17,500	898,275
(1) The April 19, 2019 time-based RSUs vest 1/3 on April 6, 2020, 1/3 on April 6, 2021, and 1/3 on April 6, 2022.
(2) The April 19, 2019 PSUs vest one-third in each based on revenue, EBITDA and relative TSR targets. Revenue and EBITDA units vested based on a two-year performance period following the compensation committee’s determination of our achievement of specified revenue and EBITDA targets for the period from February 1, 2019 through January 31, 2021, but no earlier than April 6, 2021. The relative TSR units vested based on a three-year performance period following the compensation committee’s determination of our achievement of a specified relative TSR target for the period from February 1, 2019 through January 31, 2022, but no earlier than April 6, 2022. The table shows unvested PSUs as of January 31, 2022 at their target level.
(3) The August 26, 2020 time-based RSUs vest 1/4 on April 8, 2021, 1/4 on September 8, 2021, 1/4 on April 8, 2022, and 1/4 on September 8, 2022.
(4) The August 26, 2020 PSUs vest 37.5% in each based on CES PLE and CES recurring revenue and 25% on relative TSR targets. CES PLE and CES percentage of software revenue that is recurring units vest based on a one-year performance period following the compensation committee’s determination of our achievement of specified CES PLE and CES percentage of software revenue that is recurring targets for the period from February 1, 2021 through January 31, 2022, but no earlier than September 8, 2022. The relative TSR units vest based on a two and one half-year performance period following the compensation committee’s determination of our achievement of a specified relative TSR target for the period from August 1, 2020 through January 31, 2023, but no earlier than April 8, 2023. The table shows unvested PSUs as of January 31, 2022 at their target level.
(5) The April 20, 2021 time-based RSUs vest 1/6 on December 10, 2021, 1/6 on June 10, 2022, 1/6 on December 10, 2022, 1/6 on June 10, 2023, 1/6 on December 10, 2023, and 1/6 on June 10, 2024.

(6) The April 20, 2021 PSUs vest 40% based on PLE and 30% in percentage of software revenue that is recurring and 30% on relative TSR targets. PLE and percentage of software revenue that is recurring units vest based on a two-year performance period following the compensation committee’s determination of our achievement of specified PLE and percentage of software revenue that is recurring targets for the period from February 1, 2021 through January 31, 2023, but no earlier than April 10, 2023. The relative TSR units vest based on a three-year performance period following the compensation committee’s determination of our achievement of a specified relative TSR target for the period from February 1, 2021 through January 31, 2024, but no earlier than April 10, 2024. The table shows unvested PSUs as of January 31, 2022 at their target level.
Option Exercises and Stock Vesting During FYE 22
The following table sets forth information regarding option exercises and stock award vestings for our officers during FYE 22. The value realized on exercise of stock options is calculated by multiplying the number of options being exercised by the spread between the exercise price and the market price of our common stock at the time of exercise. The value of stock awards realized on vesting is calculated by multiplying the number of shares vesting by the closing price of our common stock on the vesting date. See “—Outstanding Equity Awards at January 31, 2022” above for the vesting schedule of outstanding awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dan Bodner	—	—	278,622	12,926,673
Douglas Robinson	—	—	66,953	3,107,074
Elan Moriah	—	—	75,270	3,486,464
Peter Fante	—	—	66,953	3,107,074
As discussed above, a significant majority of the pay opportunity of each officer comes in the form of equity awards, 50% (or more) of which are generally performance-based. Even if all of such grants are earned at (or above) 100% in a given year, because the value of these awards depends on our stock price - which may be volatile - the officer’s pay opportunity at the time of grant (as reflected in the Summary Compensation table) may be significantly higher (or lower) than the value at the time of vesting. Moreover, the value of the award at vesting (as reflected in the table above) may not correspond to the officer’s “take-home” pay unless the shares are actually sold at the time of vesting. To the extent the officer chooses to hold such shares, including as a result of our stock ownership guidelines, the value of such awards continues to fluctuate with the market (and in alignment with our stockholders), which in turn may significantly diverge from the value at the time of vesting.

Executive Officer Severance Benefits and Change in Control Provisions
As of the date of this proxy statement, each of our officers is party to an employment agreement with us. The material terms of the officer employment agreements are summarized below. This is not a complete summary of the officer employment agreements.
Provisions of Executive Officer Agreements
Each of the employment agreements with our officers provides for an annual base salary and a performance-based bonus target.
Severance or Advance Notice Not in Connection with a Change in Control
In the event of an involuntary termination of employment (termination without cause or a resignation for good reason) not in connection with a change in control, the executive officers are, subject to their execution of a release and continued compliance with the restrictive covenants described below, entitled to specified amounts of severance and/or minimum amounts of advance notice.
Our executive officers, other than Mr. Bodner, are entitled to severance consisting of a lump sum payment equal to 12 months of base salary and reimbursement for 12 months of health insurance premiums.
Mr. Bodner is entitled to a 60 day advance notice period (during which all of his regular compensation and benefits would be payable) and severance consisting of a lump sum payment equal to 18 months of base salary, reimbursement of health insurance premiums, a continuation of his professional advice allowance, and access to his company-leased vehicle.
In the event of an involuntary termination, each executive officer, other than Mr. Bodner, is also entitled to a pro-rated portion of his annual bonus for such year plus an amount equal to 100% of his average annual bonus measured over the last three years. Mr. Bodner’s agreement provides for a pro-rated portion of his annual bonus for such year plus an amount equal to 150% of his target bonus.
In the event of a termination of the executive officer’s employment as a result of disability (as defined in the applicable employment agreement), the executive officer would be entitled to receive (i) a lump sum cash payment equal to the greater of (x) six months or (y) the number of full and partial months from the date of termination of employment and until the date on which the executive officer would be eligible to receive benefits under the Company’s long-term disability plan applicable to him (but in no event more than 12 months), and (ii) a pro-rated portion of the executive officer’s annual bonus for the year of termination.
Severance in Connection with a Change in Control
In the event of an involuntary termination of employment in connection with a change in control, in lieu of the salary severance and bonus severance described above, each of the executive officers is entitled to enhanced cash severance equal to the sum of 1.5 times his base salary and target bonus, plus a pro-rated target bonus for the year of termination, or in the case of Mr. Bodner, 2.5 times the sum of his base salary and target bonus, plus a pro-rated target bonus for the year of termination. Other payments or benefits triggered by a termination event, such as advance notice or reimbursement of health insurance premiums, would continue to apply on the same basis as described in the preceding section.
Equity
Other than in the case of Mr. Bodner, the agreements do not provide for equity acceleration in the case of an involuntary termination not in connection with a change in control. In the event of an involuntary termination of employment in connection with a change in control, each of the employment agreements provides for acceleration of all unvested equity awards. Each of the agreements also provides that all of the executive officer’s outstanding equity awards will become fully vested if not assumed in connection with a change in control.
Other Provisions
Each of the employment agreements provides for customary restrictive covenants, with a restricted period ranging from 12 to 24 months, including a non-compete, a non-solicitation of customers and employees, and an indefinite non-disclosure provision. Each agreement also contains a clawback provision which allows us to recoup from the officer, or cancel, a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the U.S. securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to performance-based awards made during the term of the agreement which were paid based on the results required to be restated. The amount to be recovered or forfeited is the amount by which the incentive compensation in the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated. Our Amended and Restated 2015 Long-Term Stock Incentive Plan and our 2019 Long-Term Stock Incentive Plan, also allow for the cancellation or forfeiture of an award, or the repayment of any gain related to an award, if an officer engages in activity detrimental to our company. Each of our executive officers is also entitled to a gross-up for any excise taxes he may become subject to in connection with a change in control. The terms “cause”, “good reason”, and “change in control” are defined in the forms of employment agreements.
Potential Payments Upon Termination or Change in Control (CIC)
The table below outlines the potential payments and benefits that would have become payable by us to our officers in the event of certain triggering events, assuming that the relevant event occurred on January 31, 2022. In reviewing the table, please note the following:
•The table does not include amounts that would be payable by third parties where we have no continuing liability at the time of the triggering event, such as amounts payable under private insurance policies, government insurance such as social security, or 401(k) or similar defined contribution retirement plans.
•Except as noted in the next bullet, the table does not include payments or benefits that are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors, such as short-term disability payments or payment for accrued but unused vacation.
•The table includes all severance or notice payments for which we are financially responsible at the time of the triggering event, even if such payments are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors.
•The value of equity awards in the table below is based on the quantity of shares at January 31, 2022, adjusted for the Cognyte spin-off, and the closing price of our common stock on the last trading day in the year ended January 31, 2022 ($51.33 on January 31, 2022).
•The table assumes that in connection with a change in control in which the executive officer is not terminated, all of such executive officer’s unvested equity is assumed (and is therefore not accelerated).
•The table assumes that in the event an executive officer becomes disabled, he becomes eligible for benefits under our long-term disability insurance within six months of the occurrence of such disability.
•Except with respect to tax gross-up amounts to which the executive officers may be entitled, all amounts are calculated on a pre-tax basis.

	Salary Continuation Value ($)	Pro Rata Bonus ($) (1)	Additional Bonus ($) (2)	Accelerated Equity Awards ($) (3)	Health Benefits (present insurance coverage value) ($) (4)	Other Benefits ($) (5)	280G Tax Gross up ($) (6)	Total ($)

Dan Bodner
Death	—	880,482	—	—	78,519	48,579	—	1,007,580
Disability	383,500	880,482	—	—	26,173	48,579	—	1,338,734
Resignation for Good Reason/Involuntary Termination without Cause	1,150,500	880,482	1,224,000	22,439,371	78,519	48,579	—	25,821,451
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	1,917,500	816,000	2,040,000	22,439,371	78,519	48,579	—	27,339,969

Douglas Robinson
Death	—	323,707	—	—	52,343	—	—	376,050
Disability	230,000	323,707	—	—	26,172	—	—	579,879
Resignation for Good Reason/Involuntary Termination without Cause	460,000	323,707	304,588	—	52,343	—	—	1,140,638
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	690,000	300,000	450,000	4,154,958	52,343	—	—	5,647,301

Elan Moriah
Death	—	404,633	—	—	42,502	—	—	447,135
Disability	242,500	404,633	—	—	21,251	—	—	668,384
Resignation for Good Reason/Involuntary Termination without Cause	485,000	404,633	380,735	—	42,502	—	—	1,312,870
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	727,500	375,000	562,500	6,248,504	42,502	—	—	7,956,006

Peter Fante
Death	—	323,707	—	—	16,874	—	—	340,581
Disability	220,000	323,707	—	—	8,437	—	—	552,144
Resignation for Good Reason/Involuntary Termination without Cause	440,000	323,707	304,588	—	16,874	—	—	1,085,169
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	660,000	300,000	450,000	4,154,958	16,874	—	—	5,581,832
(1) For each officer, in the case of death, disability or resignation for good cause/involuntary termination without cause, the pro-rata bonus reflects the actual bonus awarded for FYE 22 (notwithstanding that the formal determination of bonuses did not occur until after the end of the year).
For each officer, for a CIC termination, the pro-rata bonus reflects the officer’s target bonus for FYE 22.
(2) For each officer other than Mr. Bodner, in the case of a non-CIC termination, the additional bonus reflects 100% of the average annual bonus awarded for the three-year period ended January 31, 2022 (notwithstanding that the formal determination of bonuses for FYE 22 did not occur until after the end of the year). For Mr. Bodner, in the case of a non-CIC termination, the additional bonus reflects 150% of his target bonus for FYE 22.
For each officer other than Mr. Bodner, for a CIC termination, the additional bonus reflects 150% of the officer’s target bonus for FYE 22. For Mr. Bodner, for a CIC termination, the additional bonus reflects 250% of the target bonus for FYE 22.
(3) For equity awards other than stock options, value is calculated as the closing price of our common stock on the last trading day in the year ended January 31, 2022 ($51.33 on January 31, 2022) times the number of shares accelerating. Shares accelerating includes the target number of PSUs for the January 31, 2022 performance period (not the number of shares calculated to be earned based on the completion of the performance period as of January 31, 2022, as in the Outstanding Equity Awards table) as well as for performance periods that had not yet been completed as of January 31, 2022. The officers did not hold any unvested stock options as of January 31, 2022.
(4) Amounts shown represent the actual cost of the contractually agreed number of months of COBRA payments, including applicable income taxes.

(5) Amounts shown represent the cost of the continuation of other benefits, which includes professional advice allowance and car allowance.

(6) Based on the applicable calculation under Section 280G of the Internal Revenue Code and the regulations thereunder, no 280G tax gross up would have been payable.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our Chief Executive Officer, Mr. Bodner, to the annual total compensation of the median compensated employee of the Company and its consolidated subsidiaries, excluding Mr. Bodner (the “median employee”).
For the year ended January 31, 2022, our last completed fiscal year:
•The annual total compensation of our median employee was $101,629.
•Mr. Bodner’s annual total compensation, as reported in the Summary Compensation table above, was $9,975,399.
•Based on this information, the ratio of the annual total compensation of Mr. Bodner to the median annual total compensation of all other employees of the Company and its consolidated subsidiaries was estimated to be 98 to 1.
For purposes of identifying our median employee, we used our worldwide employee population (excluding contractors) as of November 1, 2021 (the “Determination Date”), which consisted of 4,163 total employees, of which 1,829 were located in the United States and 2,334 were located outside of the United States. We used the sum of total base pay and target bonus, in each case, as of the Determination Date, plus the grant date fair value of equity awards, if any, granted from February 1, 2021 to November 1, 2021, as our compensation measure that we consistently applied to all employees. We annualized the compensation of all permanent full-time and part-time employees who were hired by the Company and its consolidated subsidiaries between February 1, 2021 and the Determination Date and we applied an exchange rate as of October 31, 2021, to convert all international currencies into U.S. dollars.
We determined the annual total compensation of our median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. We converted all such compensation denominated in international currencies into U.S. dollars based on an average exchange rate from February 1, 2021 through January 31, 2022.
The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules for identifying the median employee and calculating the pay ratio based on our payroll and employment records and the methodology described above. These rules permit companies to employ a wide range of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio reported above, as other companies may have utilized different permitted methodologies, exclusions, estimates and or assumptions, and may have significantly different work force structure from ours.

DIRECTOR COMPENSATION
The Board is responsible for establishing director compensation arrangements based on recommendations from the compensation committee.
Our practice is not to separately compensate any non-independent directors that sit on our Board. Mr. Bodner was the only non-independent director on our Board during FYE 22 and he was not compensated for his service on the Board, either as a member of the Board or as the Chairman of the Board. Mr. Wright is also not compensated for his service on the Board as a result of his designation by Apax Partners.
Our compensation package for independent directors is designed to provide competitive compensation necessary to attract and retain high quality independent directors. The compensation committee annually reviews our independent director compensation arrangements based on market studies or trends and from time to time engages its independent compensation consultant to prepare a customized peer group analysis to ensure that director compensation is in line with the market and not excessive.
The compensation committee did not recommend any changes to our independent director compensation arrangements for FYE 22. Apart from the introduction of a lead independent director fee in connection with the establishment of the lead independent director role in 2017, our director compensation package has not changed since 2014.
The following summarizes the compensation package for our independent directors for FYE 22:

•An annual equity grant with a value of $200,000, subject to one-year vesting;
•$50,000 annual cash retainer;
•No per-meeting fees; and
•Annual Board and committee chairperson and membership fees as set forth below:

	Committee Membership Fee	Chairperson or Lead Independent Director Fee (paid in lieu of membership fee for committee chairpersons)
Board of Directors	N/A	$35,000 (for lead independent director)
Audit Committee	$15,000	$27,000
Compensation Committee	$10,000	$20,000
Corporate Governance & Nominating Committee	$6,000	$12,500

Director Compensation for FYE 22
The following table summarizes the cash and equity compensation earned by each member of the Board for service as a director during FYE 22.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
	(1)	(2),(3),(4)	(2)
Dan Bodner	—	—	—	—
Linda Crawford	32,251	124,970	—	157,221
John Egan	107,500	199,959	—	307,459
Reid French	33,010	124,970	—	157,980
Stephen Gold	65,000	199,959	—	264,959
Penelope Herscher	21,152	75,044	—	96,196
William Kurtz	83,000	199,959	—	282,959
Andrew Miller	65,000	199,959	—	264,959
Richard Nottenburg	70,000	199,959	—	269,959
Kristen Robinson (5)	—	—	—	—
Howard Safir	30,595	75,044	—	105,639
Jason Wright	—	—	—	—
(1) Represents amount earned for service as a director during FYE 22 regardless of the year of payment.
(2) Reflects the aggregate grant date fair value computed in accordance with applicable accounting standards.
(3) On April 20, 2021, each of Messrs. Egan, Gold, Kurtz, Miller, Nottenburg, and Safir, and Ms. Herscher, received an award of 4,178 RSUs in respect of service on the Board for FYE 22, with a vesting date of April 11, 2022. The grant date fair value of these awards is based on the $47.86 closing price of our common stock on April 20, 2021. On August 25, 2021, Mr. French and Ms. Crawford each received an award of 2,814 RSUs in respect of service on the Board for FYE 22, with a vesting date of April 11, 2022. The grant date fair value of these awards is based on the $44.41 closing price of our common stock on August 25, 2021.
(4) The values shown for Ms. Herscher and Mr. Safir reflects the prorated number of shares earned for the period served by each Director in FYE 22 through the conclusion of their respective Board service in June of 2021 (in connection with which they each received a pro-rated vesting). Mr. Safir will remain with the Company as a consultant through June 30, 2022, during which time he will continue to vest into the remainder of his April 2021 award but will not receive other compensation. The unvested portion of Ms. Herscher’s April 2021 award was forfeited in connection with the conclusion of her Board service in June 2021.
(5) Ms. Robinson joined the Board on February 17, 2022.
The following table summarizes the aggregate number of unvested stock options and unvested shares of restricted stock or restricted stock units held by each member of our Board (granted for service as a director) as of January 31, 2022.

Name	Unvested Options	Unvested Stock Awards
Dan Bodner	—	—
Linda Crawford	—	2,814
John Egan	—	4,178
Reid French	—	2,814
Stephen Gold	—	4,178
William Kurtz	—	4,178
Andrew Miller	—	4,178
Richard Nottenburg	—	4,178
Kristen Robinson	—	—
Jason Wright	—	—
Other Director Compensation Information
All directors are eligible to be reimbursed for their out-of-pocket expenses in attending meetings of the Board or of committees of the Board.
Our Board has adopted stock ownership guidelines for our executive officers and non-employee directors who are compensated by us for their service. Non-employee directors are required to hold equity equal to five times their annual cash retainer. Our directors are also subject to our insider trading policy and an additional policy prohibiting hedging and pledging transactions. See “—Compensation Discussion and Analysis—Stock Ownership Guidelines and Other Policies.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No executive officer has served on the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or compensation committee. None of the members of the compensation committee is or has ever been a Verint officer or employee. During FYE 22, no member of the compensation committee had any direct or indirect material interest in a transaction or business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of March 31, 2022 (the “Reference Date”) by:
•each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of our common stock or Preferred Stock as of the Reference Date;
•each member of our Board, each of our named executive officers, and each of our new director nominees; and
•all members of our Board and our executive officers as a group.
As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security.
•A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from the Reference Date through the exercise of any option, warrant, or right.
•Shares of our common stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person.
•The amounts and percentages are based upon 64,710,802 shares of common stock outstanding as of the Reference Date and, except in respect of the beneficial ownership of Valor Buyer LP, exclude shares of common stock issuable to Valor Buyer LP upon conversion of shares of our Preferred Stock. See footnote 2 for more information.
•The foregoing outstanding share number includes employee equity awards that have been settled but excludes awards that are vested but not yet delivered (if any).
•The table below, however, includes awards that have vested or will vest within 60 days of the Reference Date even if the underlying shares have not yet been delivered.

Name of Beneficial Owner	Class Owned	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Total Shares of Common Stock Beneficially Owned

Principal Stockholders:

Valor Buyer LP, c/o Apax Partners US, LLC	Series A and Series B Preferred Stock	9,682,973	(2)	13.0%
601 Lexington Ave, 53rd Floor
New York, NY 10022

The Vanguard Group, Inc.	Common	5,831,188	(3)	9.0%
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock, Inc.	Common	4,668,375	(4)	7.2%
55 East 52nd Street
New York, NY 10055

Clal Insurance Enterprises Holdings Ltd.	Common	5,215,751	(5)	8.1%
36 Raul Walenberg St.
Tel Aviv 66180 Israel

Victory Capital Management Inc	Common	3,631,535	(6)	5.6%
4900 Tiedeman Rd. 4th Floor
Brooklyn, OH 44144

Senvest Management, LLC	Common	3,586,017	(7)	5.5%
540 Madison Avenue, 32nd Floor
New York, NY 10022

The Baupost Group, L.L.C.	Common	3,754,965	(8)	5.8%
10 St. James Avenue, Suite 1700
Boston, MA 02116

Directors and Executive Officers:
Dan Bodner	Common	934,534		1.4%
Douglas Robinson	Common	210,065		*
Elan Moriah	Common	81,094		*
Peter Fante	Common	28,890		*
Linda Crawford	Common	2,814		*
John Egan	Common	42,801		*
Reid French	Common	2,814		*
Stephen Gold	Common	15,478		*
William Kurtz	Common	17,364		*
Andrew Miller	Common	11,156		*
Richard Nottenburg	Common	7,754		*
Kristen Robinson	Common	—		*
Jason Wright	Common	—		*

All executive officers and directors as a group (thirteen (13) persons)		1,354,764		2.1%
* Less than 1%.

(1)	Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all shares listed as owned by such person or entity.

(2)
As of the Reference Date, Valor Buyer LP owned 200,000 shares of our Series A Preferred Stock and 200,000 shares of our Series B Preferred stock, representing 100% of the outstanding shares of each such series. See “Certain Relationships and Related Party Transactions” for details on the rights of the Preferred Stock. These shares were collectively convertible into 9,600,833 shares of common stock (or 12.9% of our common stock) as of the Reference Date, or 9,682,973 shares of common stock (or 13.0% of our common stock) inclusive of shares of common stock issuable on account of accumulated and unpaid dividends if the Preferred Stock were converted 60 days after the Reference Date.

(3)	As reported in the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has no sole voting power over Verint common stock, shared voting power over 56,723 shares of Verint common stock, sole dispositive power over 5,718,230 shares of Verint common stock, and shared dispositive power over 112,958 shares of Verint common stock.

(4)	As reported in the Schedule 13G/A filed with the SEC on February 7, 2022 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power over 4,536,263 shares of Verint common stock, and sole dispositive power over 4,668,375 shares of Verint common stock.

(5)	As reported in the Schedule 13G/A filed with the SEC on February 10, 2022 by Clal Insurance Enterprises Holdings Ltd. (“Clal”), Clal has shared voting and dispositive power over 5,215,751 shares of Verint common stock, 83,000 shares of which are beneficially held for its own account, and 5,132,751 shares of which are held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions.

(6)	As reported in the Schedule 13G filed with the SEC on February 2, 2022 by Victory Capital Management Inc. (“Victory”), Victory has sole voting power over 3,584,675 shares of Verint common stock, and sole dispositive power over 3,631,535 shares of Verint common stock.

(7)	As reported in the Schedule 13G/A filed with the SEC on February 9, 2022 by Senvest Management, LLC (“Senvest”), Senvest has shared voting power and shared dispositive power over 3,586,017 shares of Verint common stock, which shares are held in the account of Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP.

(8)	As reported in the Schedule 13G filed with the SEC on February 11, 2022 by The Baupost Group, L.L.C. (“Baupost”), Baupost has shared voting power and shared dispositive power over 3,754,965 shares of Verint common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Under our audit committee charter, all related-party transactions (as described in Item 404 of Regulation S-K and relevant SEC and stock exchange rules) other than director and officer compensation arrangements approved by the full Board or the compensation committee must be approved in advance by our audit committee. In addition to the requirements of our audit committee charter, we have a written policy regarding the approval of related-party transactions. Such policy provides that any related-party transaction, which includes any financial transaction, arrangement, or relationship between us and a related party, or any series of similar transactions, arrangements, or relationships between us and a related party, where the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year and the related party has or will have a direct or indirect material interest, must be described in writing and submitted to our Chief Compliance Officer prior to the transaction. Such proposed related-party transaction must be reviewed by our Chief Compliance Officer and/or Chief Financial Officer and must be submitted to our audit committee for its review and approval. Our Chief Compliance Officer, Chief Financial Officer, and audit committee will consider several factors in their review, including the fairness of the terms of the transaction, the role of the related party in the transaction, and whether the transaction could have an effect on the status of any director or director nominees as an independent director under applicable rules. The audit committee reviewed and approved the Comverse Technology agreements and transactions referred to in this section due to Comverse’s status as a related party at the time of the entrance into those agreements and transactions. The full Board reviewed and approved the other agreements and transactions referred to in this section.
The following summarizes arrangements that were in effect during FYE 22.
Cognyte Spin-Off
On February 1, 2021, we completed the previously announced spin-off of Cognyte Software Ltd., a company limited by shares incorporated under the laws of the State of Israel whose business and operations consist of Verint’s former Cyber Intelligence Solutions business (the “Cognyte Business”). The Cognyte spin-off was completed by way of a pro rata distribution on February 1, 2021 of all of the then-issued and outstanding ordinary shares, no par value, of Cognyte (the “Cognyte shares”) to holders of record of Verint’s common stock as of the close of business on January 25, 2021. Following the spin-off, we and Cognyte operate separately, each as an independent public company. In connection with the spin-off, we entered into a Separation and Distribution Agreement with Cognyte related to the separation of our respective businesses and the distribution in order to effectuate the spin-off. In addition, we entered into several other agreements with Cognyte in connection with the spin-off to effect the separation and provide a framework for our relationship with Cognyte after the spin-off. These agreements govern the relationship between Cognyte and us subsequent to the completion of the spin-off and provided for the separation of the assets, employees, liabilities and obligations (including investments, property and employee benefits and tax liabilities) of Cognyte and its subsidiaries that constituted our Cyber Intelligence Solutions business and are attributable to periods prior to, at and after the separation. In addition to the Separation and Distribution Agreement (which contains many of the key provisions related to our separation from Cognyte and the distribution), these agreements include:
    •    a Tax Matters Agreement;
    •    an Employee Matters Agreement;
    •    a Transition Services Agreement;
    •    an Intellectual Property Cross License Agreement; and
    •    a Trademark Cross License Agreement.

The material agreements described below are filed as exhibits to our Current Report on Form 8-K filed on February 1, 2021 and the summaries below set forth the terms of the agreements that we believe are material. These summaries are qualified in their entireties by reference to the full text of the applicable agreements.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth our agreements with Cognyte regarding the principal actions taken in connection with the separation and distribution.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies the assets transferred, liabilities assumed and contracts assigned to each of us and Cognyte, the purpose of which was to ensure that, at the time of the Cognyte spin-off, each of us and Cognyte held the assets required to operate, in our case, the Customer Engagement business and, in the case of Cognyte, the Cyber Intelligence business, and retained or assumed (as applicable) liabilities, including pending and future claims, which primarily related to such business or such assets (whether arising prior to, at or after the date of execution of the Separation and Distribution Agreement).

The Separation and Distribution Agreement provided for when and how such transfers, assumptions and assignments occurred (to the extent that such transfers, assumptions and assignments had not already occurred prior to the parties’ entry into the Separation and Distribution Agreement). The Separation and Distribution Agreement further set forth the basis on which individual assets and liabilities (or any part thereof), the transfer of which was subject to a third-party consent or notification which had not been obtained or if the transfer thereof could not for regulatory reasons occur by the date on which implementation of the separation occurred in the relevant jurisdiction, would, subject to certain exceptions, continue to be held by the relevant transferor for the use, benefit or burden of, and at the cost of, the relevant transferee.

Representations and Warranties. We and Cognyte each provided customary representations and warranties as to our respective capacity to enter into the Separation and Distribution Agreement. Except as expressly set forth in the Separation and Distribution Agreement or any Ancillary Agreement, neither we nor Cognyte made any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value transferred in connection with the separation. Except as expressly set forth in the Separation and Distribution Agreement and the Ancillary Agreements, all assets were transferred on an “as is,” “where is” basis.

Release of Claims. We and Cognyte each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to completion of the Cognyte spin-off have been the stockholders, directors, officers, agents or employees of the other or its affiliates, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to liabilities arising from (i) the transactions and activities to implement the separation and distribution, and (ii) our respective businesses or liabilities. These releases are subject to limited exceptions set forth in the Separation and Distribution Agreement.
Indemnification. We and Cognyte each agreed to indemnify the other and each of the other’s affiliates and past, present, or future directors, officers, agents and employees and each of the heirs, executors, successors and assigns of any of the foregoing against certain liabilities incurred in connection with the spin-off and related to our and Cognyte’s respective businesses. The amount of either Cognyte’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives or other amounts actually recovered (including pursuant to any indemnity from a third party).

Management of Certain Litigation Matters. Subject to certain exceptions, we will direct the defense of any litigation or claims that constitute only our liabilities or our assets and certain actions specified at the time of signing the Separation and Distribution Agreement. Cognyte will direct the defense of any litigation or claims that constitute only Cognyte liabilities or Cognyte assets and certain actions specified at the time of signing the Separation and Distribution Agreement. In the case of any litigation or claim that constitutes only our liabilities or our assets, but Cognyte or an affiliate is named as a party thereto, we will use commercially reasonable efforts to have Cognyte or such Cognyte affiliate removed as a party. In the case of any litigation or claim that constitutes only Cognyte liabilities or Cognyte assets, but we or an affiliate are named as a party thereto, Cognyte will use commercially reasonable efforts to have us or such affiliate removed as a party. We and Cognyte will jointly manage (whether as co-defendants or as co-plaintiffs) certain actions specified at the time of signing the Separation and Distribution Agreement and any litigation or claims that constitute both our liability and a Cognyte liability or both our assets and Cognyte’s assets.

Dispute Resolution. For any disputes between us and Cognyte arising out of the Separation and Distribution Agreement or the Ancillary Agreements, such disputes will initially be considered for informal dispute resolution by a committee comprised of two of our representatives and two Cognyte representatives on a steering committee. If the dispute is not resolved within 15 days of submission to the steering committee, we or Cognyte may submit the dispute for non-binding mediation. If negotiation and any mediation fails, we and Cognyte will resolve the dispute in a court of competent jurisdiction located in New York, New York. However, we or Cognyte may seek preliminary or injunctive relief from a court without first complying with the dispute resolution procedures if such action is reasonably necessary to avoid irreparable damage.

Term / Termination. The Separation and Distribution Agreement may not be terminated following the completion of the Cognyte spin-off unless the parties mutually agree in writing to terminate it.

Expenses. We and Cognyte will each bear our own expenses in connection with the separation and distribution.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation and Distribution Agreement include, without limitation, mutual non-compete and non-solicitation obligations, insurance arrangements, confidentiality, further assurances, treatment of outstanding guarantees and similar credit support, record retention and the exchange of and access to certain information, books and records.

Internal Transactions. Upon the terms and conditions set forth in the Separation and Distribution Agreement, we and Cognyte effected certain internal restructuring transactions as set forth in the schedules to the Separation and Distribution Agreement. The purpose of the internal restructuring transactions was to ensure that, at the time of the Cognyte spin-off, each of us and Cognyte held the assets which it required to operate, in our case, the Customer Engagement business and, in the case of Cognyte, the Cyber Intelligence business, and retained or assumed (as applicable) liabilities, including pending and future claims, which primarily relate to such business or such assets (whether arising prior to, at or after the date of execution of the Separation and Distribution Agreement).

Tax Matters Agreement

On the date of the Cognyte spin-off, we entered into a tax matters agreement (the “Tax Matters Agreement”) with Cognyte under which Cognyte and we each agreed to share the obligation to pay any taxes as shown on tax returns filed by Cognyte (or any member of its group), on one hand, and us (or any member of our group), on the other hand, such that we will be primarily responsible for any taxes related to, or arising in connection with, the Customer Engagement business, and Cognyte will be responsible for any taxes related to, or arising in connection with, the Cyber Intelligence business, regardless of which party prepares and files any such tax return and whether such taxes arise prior to or after the spin-off. We and Cognyte also agreed to share responsibility for preparing relevant tax returns, which responsibility will depend on the type of a tax return and the period for which such tax return is being filed. We and Cognyte also agreed to indemnify each other under the Tax Matters Agreement for certain actions or inactions that cause the distribution of the Cognyte shares to fail to qualify as tax-free for U.S. federal income and Israeli tax purposes. If the distribution fails to qualify as tax-free due to no fault of either Cognyte or us, Cognyte and we will jointly be responsible for any resulting tax. We and Cognyte agree generally to cooperate in preparing and filing tax returns and will retain and make available tax records to the other party. Contests with taxing authorities are generally controlled by whichever of us or Cognyte bears the potential liability for the contested tax. However, with respect to certain income tax returns of the Verint group, we have an exclusive right to control any contest with taxing authorities regarding tax liabilities in connection with such income tax returns, even if Cognyte is allocated all or a portion of such taxes under the terms of the Tax Matters Agreement. If any tax contest relates to a failure of the spin-off to qualify as tax-free due to the fault of Cognyte or us, then the party at fault will control such tax contest. If neither party is at fault, Cognyte and we will jointly control any tax contest relating to the failure of the distribution to qualify as tax-free for U.S. federal income or Israeli tax purposes. Disputes among the parties to the Tax Matters Agreement will be referred to independent tax counsel in the event the parties are unable to resolve such disputes in a timely manner without the engagement of independent tax counsel.

Employee Matters Agreement

On the date of the Cognyte spin-off, we entered into an employee matters agreement (the “Employee Matters Agreement”) with Cognyte which sets forth our agreements with Cognyte regarding the allocation of liabilities and responsibilities with respect to employees, employment matters, compensation, benefit plans, and other related matters in connection with the separation and distribution.

Allocation of Employment Liabilities. The general principle for the allocation of employment-related liabilities is that (i) Cognyte will assume (or retain) all such liabilities relating to its employees as well as former employees of the CES Group (as defined in the Separation and Distribution Agreement) who worked wholly or substantially in the Cognyte Business as of the date immediately prior to the termination of their employment (“former Cognyte employees”) and (ii) we will assume (or retain) all such liabilities relating to all other current and former employees of the CES Group, in each case, regardless of when such liabilities arise. In addition, Cognyte will assume (or retain) all liabilities set forth in offer letters extended to prospective employees ultimately hired by Cognyte (or any member of the Cognyte group), and we will assume (or retain) all liabilities set forth in offer letters extended to prospective employees ultimately hired by the CES Group, in each case, including any promises to recommend equity grants.

Cognyte will cooperate in good faith with us to identify its employees, and Cognyte will indemnify us for any liabilities (including severance) relating to the transfer of employment to Cognyte, the termination of any of Cognyte’s employees following the date of the Cognyte spin-off, and any other liabilities assumed by Cognyte under the Employee Matters Agreement.

Terms and Conditions of Cognyte Employees. Prior to and for a period of twelve months following the date of the Cognyte spin-off, if it is determined that it is in the mutual best interests of the parties to transfer either an individual classified as a Cognyte employee to us, or an individual classified as one of Cognyte’s employees to us, then the parties will use commercially reasonable efforts to ensure that such employees are transferred accordingly, and such subsequently transferring employees will continue to be classified as either Cognyte employees or our employees, as applicable, until the date of such transfer.

Employee Benefit and Bonus Plans. As of the date of the Cognyte spin-off, Cognyte adopted or continued in effect its benefit plans that were in effect prior to the distribution date, including a new equity incentive plan, which was adopted prior to the date of the spin-off. Cognyte will be responsible for all cash bonus payments to its employees, and any bonuses that its employees have elected to receive in the form of equity under our stock bonus program will be settled in Cognyte shares.

Collective Bargaining Agreements. As of the date of the Cognyte spin-off, Cognyte retained or assumed each collective bargaining agreement covering any of its employees and assumed all liabilities arising under such collective bargaining agreements.

Severance and Unemployment Compensation. As of the date of the Cognyte spin-off, Cognyte retained or assumed all severance and unemployment compensation liabilities relating to its employees or former employees, or reimbursed us for any such expenses it incurred in connection with the separation.

Incentive Equity Awards. As of the date of the Cognyte spin-off, our outstanding incentive equity awards, both inside and outside of the United States, were separated into either (1) adjusted awards over our common stock for those employees who remained with Verint, or (2) converted and adjusted awards over Cognyte shares for those employees who remained with Cognyte following the separation and distribution. Outstanding phantom awards tied to the value of our equity received the same treatment as the incentive equity awards described in the previous sentence but will be settled in cash.

Transition Services Agreement

On the date of the Cognyte spin-off, we entered into a transition services agreement (the “Transition Services Agreement”) with Cognyte under which we and Cognyte agreed to provide and/or make available various administrative services and assets to each other for a given period based on each individual service, with an option to extend certain services after the first year. In no case will services be provided for more than 24 months after the spin-off. Services to be provided by us to Cognyte included certain services related to finance, accounting, business technology, human resources information systems, human resources, facilities, document management and record retention and technical support. Services to be provided by Cognyte to us included certain services related to finance, accounting, legal, information technology, human resources and document management and record retention. In consideration for such services, we and Cognyte each agreed to pay fees to the other for the services provided, and those fees were generally in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services, plus a standard markup, and subject to a mutually agreed upon increase following an extension of the initial service term. The fees charged for the first year of services were fixed. Fees for services provided by third-party suppliers were on a straight pass-through basis. The personnel performing services under the Transition Services Agreement were employees and/or independent contractors of the party providing the service and were not under the direction or control of the party to whom the service was being provided. Subject to certain exceptions, the liability of each party under the Transition Services Agreement for the services it provided is generally limited to the aggregate fees paid or payable to such party in connection with the provision of such services. The Transition Services Agreement also provides that the provider of a service will not be liable to the recipient of such service for any special, indirect, punitive, incidental, or consequential damage, including loss of profits, diminution in value, business interruptions, and claims of customers. The Transition Services Agreement also contains customary mutual indemnification provisions. As of January 31, 2022, the performance of services under the TSA was substantially concluded.

Intellectual Property Cross License Agreement

On the date of the Cognyte spin-off, we entered into an Intellectual Property Cross License Agreement with Cognyte under which each party and its affiliates granted reciprocal licenses to the other party for certain patents and other non-trademark intellectual property (“patents and other IP”). The reciprocal licenses permit each party’s affiliates to practice the patents and other IP either directly or by way of a sublicense. The Intellectual Property Cross License Agreement will continue until the parties mutually agree to terminate it or a party terminates it for uncured breach by, or bankruptcy or insolvency of, the other party.

Trademark Cross License Agreement

On the date of the Cognyte spin-off, we entered into a trademark cross license agreement (the “Trademark Cross License Agreement”) with Cognyte under which we and our affiliates granted to Cognyte, and Cognyte may sublicense to its affiliates, and Cognyte and its affiliates granted to us and our affiliates a non-exclusive, worldwide, non-transferable license to use certain Verint or Cognyte trademarks for which each party retains ownership in connection with the separation, solely for uses of the licensed trademarks as such marks are used in the respective business as of the date of the spin-off and/or for the purposes of transitioning Cognyte and Verint to separate businesses. All licenses granted under the Trademark Cross License Agreement terminated at the end of the 12-month transition period that began on the date of the spin-off. The Trademark Cross License Agreement was terminable earlier than the 12-month transition period if the parties mutually agreed to terminate it or a party terminated it for uncured breach by, or bankruptcy or insolvency of, the other party.

Apax Investment
On December 4, 2019, we entered into an Investment Agreement (the “Investment Agreement”) with Valor Parent LP (“Valor Parent”), an affiliate of Apax Partners L.P., whereby, subject to certain closing conditions including the receipt of required regulatory and government approvals, Valor Parent agreed to purchase in a private placement an aggregate of up to $400.0 million of new preferred stock of the Company.
On May 7, 2020 (the “Series A Closing Date”), Valor Parent purchased a total of 200,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) at a purchase price of $1,000 per share (the “Series A Private Placement”). Following the closing of the Series A Private Placement, the Investment Agreement and the Series A Preferred Stock was assigned by Valor Parent to Valor Buyer LP (the “Investor”), an affiliate of Valor Parent.
On April 6, 2021 (the “Series B Closing Date” and together with the Series A Closing Date, as applicable, the “Applicable Closing Date”), the Investor purchased a total of 200,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”) at a purchase price of $1,000 per share (the “Series B Private Placement” and together with the Series A Private Placement, the “Private Placements”).
Each of the rights, preferences and privileges of the Series A Preferred Stock and Series B Preferred Stock are set forth in separate certificates of designation, which have been filed with the Secretary of State of the State of Delaware on the Applicable Closing Date. The Certificate of Designation for the Series A Preferred Stock (the “Series A Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on the Series A Closing Date and was filed as an exhibit to that certain Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2020. The Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation,” and together with the Series A Certificate of Designation, the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on the Series B Closing Date and was filed as an exhibit to that certain Current Report on Form 8-K, which was filed with the SEC on April 6, 2021.
The Preferred Stock ranks senior to the shares of the Company’s common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Preferred Stock has a liquidation preference of $1,000 per share. Holders of Preferred Stock are entitled to a cumulative dividend at a rate of 5.20% per annum until the 48-month anniversary of the Series A Closing Date and thereafter at a rate of 4.00% per annum, subject in each case to adjustment under certain circumstances. Dividends on the Preferred Stock are cumulative and payable semi-annually in arrears in cash, as set forth in the applicable Certificate of Designation. All dividends that are not paid in cash will remain accumulated dividends with respect to each share of Preferred Stock. The applicable dividend rate is subject to increase (i) to 6.00% per annum in the event the number of shares of common stock into which the Preferred Stock could be converted exceeds 19.9% of the voting power of outstanding common stock on the Series A Closing Date (unless the Company obtains stockholder approval of the issuance of common stock upon conversion of the Preferred Stock) and (ii) by 1.00% each year, up to a maximum dividend rate of 10.00% per annum, in the event the Company fails to satisfy its obligations to redeem the Preferred Stock in specified circumstances.
The Series A Preferred Stock did not participate in the spin-off, and instead, the conversion price of the Series A Preferred Stock was adjusted based on the ratio of the trading prices of the two companies over a short period following the spin-off, subject to a collar. As a result of this adjustment, the Series A Preferred Stock is convertible into common stock at the election of the holder at any time at a conversion price currently equal to $36.38. The Series B Preferred Stock is convertible into common stock at the election of the holder at any time at a conversion price currently equal to $50.25. At any time after 36 months following the Applicable Closing Date, the Company will have the option to require that all (but not less than all) of the then-outstanding shares of Preferred Stock of the series convert into common stock if the volume-weighted average price per share (“VWAP”) of the common stock for at least 30 trading days in any 45 consecutive trading day period (including the last five consecutive trading days in such period) exceeds 175% of the then-applicable conversion price of such series (a “Mandatory Conversion”).
The Company may redeem any or all of the Preferred Stock of a series for cash at any time after the 72-month anniversary of the Applicable Closing Date at a redemption price equal to 100% of the liquidation preference of the shares of such series, plus any accrued and unpaid dividends to, but excluding, the redemption date, plus the make-whole amount designed to allow the Investor to earn a total 8.00% internal rate of return on such shares. At any time after the 102-month anniversary of the Applicable Closing Date, the holders of the applicable series of Preferred Stock shall have the right to cause the Company to redeem all of the outstanding shares of Preferred Stock of such series for cash at a redemption price equal to 100% of the liquidation preference of the shares of such series, plus any accrued and unpaid dividends to, but excluding, the redemption date. Upon the occurrence of a Change of Control Triggering Event (as defined in the Certificates of Designation), the Company is also required to redeem all of the outstanding shares of Preferred Stock for cash at a redemption price equal to 100% of the liquidation preference of the shares of such series, plus any accrued and unpaid dividends to, but excluding, the redemption date.
Voting Rights
The Certificates of Designation provide that holders of the Preferred Stock will have the right to vote on matters submitted to a vote of the holders of common stock on an as-converted basis unless required by applicable law, but in no event will the holders of Preferred Stock have the right to vote shares of Preferred Stock on as as-converted basis in excess of 19.9% of the voting power of the common stock outstanding immediately prior to the date of the Investment Agreement.
Restrictions on Transfer
The Investor has agreed to restrictions on its ability to dispose of shares of the Preferred Stock until the earlier to occur of (1) the 36-month anniversary of the Series A Closing Date or (2) the 24-month anniversary of the consummation of the Cognyte spin-off (the “Preferred Stock Restricted Period”). Following the Preferred Stock Restricted Period, the Preferred Stock may not be sold or transferred without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed). The Investor has also agreed to restrictions on its ability to dispose of the common stock issued upon conversion of the Preferred Stock until the earlier to occur of (1) the 12-month anniversary of consummation of the spin-off or (2) the 24-month anniversary of the Series A Closing Date. These restrictions do not apply to, among other exceptions, certain transfers to one or more permitted co-investors or transfers or pledges of the Preferred Stock or common stock pursuant to the terms of specified margin loans to be entered into by the Investor as well as transfers effected pursuant to a merger, consolidation or similar transaction consummated by the Company and transfers that are approved by the Board.
Board Representation
Pursuant to the Investment Agreement, the Company appointed Jason Wright to the Board in connection with the closing of the Series A investment (the “Apax Designee”). Mr. Wright was subsequently elected to the Board at the 2020 Annual Meeting of Stockholders, was re-elected at the 2021 Annual Meeting, and has been nominated for re-election at the 2022 Annual Meeting. Following the Series B Closing Date, the Company and Apax mutually agreed to nominate Reid French (the “Independent Designee”) as a director nominee to the Board at the 2021 Annual Meeting. Mr. French was elected as a director at the 2021 Annual Meeting and has been nominated for re-election at the 2022 Annual Meeting.

So long as the Investor beneficially owns shares of Preferred Stock and/or shares of common stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 75% of the shares of common stock (on an as-converted basis) originally issued at the time of the Series A Closing Date and Series B Closing Date, as applicable, then the Investor will continue to have the right to designate the Apax Designee and to agree with the Company regarding the Independent Designee. So long as the Investor beneficially owns shares of Preferred Stock and/or shares of common stock issued upon conversion of the shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 66 2/3% of the shares of common stock (on an as-converted basis) originally issued at the time of the Series A Closing Date and Series B Closing Date, as applicable, then the Investor will continue to have the right to designate the Apax Designee.
Preemptive Rights
Under the Investment Agreement, so long as the Investor beneficially owns shares of (i) each series of Preferred Stock that represent at least 66 2/3% of the shares of Preferred Stock of such series originally issued at the time of the Series A Closing Date and Series B Closing Date, as applicable, or (ii) if as a result of a Mandatory Conversion such threshold is not met, common stock that represents at least 66 2/3% of the shares issuable upon conversion of the Preferred Stock on the Applicable Closing Date, subject to customary exceptions, the Company is required to give the Investor notice of any proposed issuance by the Company of any shares of common stock or preferred stock, or any shares convertible into or exchangeable for such shares, no less than five business days prior to the proposed date of issuance. The Investor is then entitled to purchase up to its pro rata share of the securities the Company proposes to issue, at the same price and on the same terms as those disclosed in the notice.
Standstill Restrictions
The Investor will be subject to certain standstill restrictions, including that its affiliates will be restricted from acquiring additional securities of the Company, until the later of (1) 90 days following the date no Apax Designees serve on the Board and the Investor has no rights (or has irrevocably waived its rights) to designate directors for election to the Board and (2) the 24-month anniversary of the latest Applicable Closing Date.
Registration Rights
The Investor will have certain customary registration rights with respect to the common stock issuable upon conversion of the Preferred Stock pursuant to the terms of a registration rights agreement.

CTI Merger Agreement
On August 12, 2012, we entered into an agreement and plan of merger (the “CTI Merger Agreement”) with our former majority stockholder, Comverse Technology, Inc. (“CTI”), providing for our acquisition of CTI (the “CTI Merger”). The CTI Merger was completed on February 4, 2013.
Comverse Share Distribution Agreement
On October 31, 2012, prior to the closing of the CTI Merger, CTI completed the Comverse share distribution in which it distributed all of the outstanding shares of common stock of its former subsidiary, Comverse, Inc., to CTI’s stockholders. As a result of the Comverse share distribution, Comverse, Inc. became an independent company and ceased to be a wholly owned subsidiary of CTI. As of February 28, 2017, Mavenir Inc. became successor-in-interest to Comverse, Inc.
In connection with the Comverse share distribution, Comverse and CTI entered into a Distribution Agreement, dated as of October 31, 2012 (the “Distribution Agreement”). We were a third-party beneficiary of that agreement and assumed CTI’s rights and obligations under that agreement in connection with the CTI Merger. The Distribution Agreement sets forth the agreement between CTI and Comverse regarding the principal transactions necessary to separate Comverse from CTI. It also sets forth other agreements that govern certain aspects of CTI’s relationship with Comverse following the completion of the Comverse share distribution and provides certain indemnities to CTI and its affiliates (including us) related to the CTI Merger Agreement, the Comverse share distribution and the Comverse business.
Comverse agreed to broad releases pursuant to which it released CTI and its affiliates, successors and assigns from, and indemnified and held harmless all such persons against and from, any claims against any of them arising out of or relating to the management of Comverse’s business, certain events that took place prior to the Comverse share distribution, the Comverse share distribution, the terms of the Distribution Agreement and the other agreements entered into in connection with the Comverse share distribution, Comverse’s post-share distribution certificate of incorporation and bylaws, and any other decision made or action taken relating to Comverse. The releases did not extend to obligations or liabilities under any agreements between CTI and Comverse that remained in effect following the Comverse share distribution.
CTI and Comverse also agreed to indemnify each other and each of their respective affiliates and representatives, and each of the heirs, executors, successors and assigns of such representatives, against certain liabilities in connection with their respective businesses and any breach by such party of the Distribution Agreement. These respective indemnity obligations under the Distribution Agreement are not subject to time limitation.
In addition, Comverse agreed to indemnify CTI and its affiliates (including us) against certain losses that may arise as a result of the CTI Merger and the Comverse share distribution. Certain of these indemnification obligations are capped at $25.0 million and certain are uncapped. Specifically, the capped indemnification obligations include indemnifying us against losses stemming from breaches by CTI of representations, warranties and covenants made to us in the CTI Merger Agreement and for any liabilities of CTI that were known by CTI but not included on the net worth statement delivered to us at the closing of the CTI Merger. Comverse’s uncapped indemnification obligations include indemnifying us against liabilities relating to Comverse’s business; claims by any stockholder or creditor of CTI related to the Comverse share distribution, the CTI Merger or related transactions or disclosure documents; certain claims made by employees or former employees of CTI and any claims made by employees and former employees of Comverse; any failure by Comverse to perform under any of the agreements entered into in connection with the Comverse share distribution; claims related to CTI’s ownership or operation of Comverse; claims related to the disposition of CTI’s ownership interest in Starhome B.V.; certain retained liabilities of CTI that were not reflected on or reserved against on the net worth statement delivered to us by CTI at the closing of the CTI Merger; and claims arising out of the exercise of appraisal rights by a CTI stockholder in connection with the Comverse share distribution. Comverse also assumed all pre-Comverse share distribution tax obligations of each of Comverse and CTI.

AUDIT MATTERS
Audit Committee Pre-Approval Procedures
The audit committee of our Board is directly responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with the audit committee’s charter, it must approve, in advance of the service, all audit and permissible non-audit services to be provided by our independent registered public accounting firm and establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services. Our independent registered public accounting firm may not be retained to perform non-audit services specified in Section 10A(g) of the Exchange Act.
The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.
The audit committee appointed Deloitte & Touche LLP as our auditors for FYE 22 and FYE 21. Deloitte & Touche LLP has advised the audit committee that they are independent accountants with respect to Verint, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, and federal securities laws administered by the SEC.
In conjunction with our management, the audit committee regularly reviews the services and fees from our independent registered public accounting firm. Our audit committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of Deloitte & Touche LLP.
In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services during FYE 22 and FYE 21. Our audit committee has determined that these services did not impair Deloitte & Touche LLP’s independence from Verint.
Fees of Independent Registered Public Accountants
During FYE 22 and FYE 21, we retained Deloitte & Touche LLP to provide professional services in the following categories and amounts:

	Year Ended January 31,
(in thousands)	2022	2021
Audit fees (1)	$2,745	$3,833
Audit-related fees (2)	—	2,258
Tax fees (3)	3	8
All other fees (4)	1	—
Total fees	$2,749	$6,099
The year over year decrease in audit-related fees is primarily driven by carve out audit services performed during the year ended January 31, 2021 in preparation for the Cognyte spin-off.
(1) “Audit fees” include fees for audit services principally related to the year-end audit and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions, and statutory audit fees.
(2) “Audit-related fees” include fees which are for assurance and related services other than those included in Audit fees. Audit-related fees for the year ended January 31, 2021 represent fees for audit services arising from the audits of the January 31, 2021, 2020, and 2019 carve-out combined financial statements of Cognyte in connection with the Cognyte spin-off, of which $0.6 million was paid by Cognyte and is also included in the fees paid to Deloitte & Touche LLP in item 16.C. of the Cognyte 20-F, filed with the SEC on April 29, 2021.
(3) “Tax fees” include fees for tax compliance and advice.
(4) “All other fees” include fees for all other non-audit services.

REPORT OF THE AUDIT COMMITTEE
Role of the Audit Committee
The primary purpose of the audit committee is to assist the Board in its general oversight of Verint’s financial reporting process, including its internal controls and audit functions, as well as oversight of the Code of Conduct for all employees. The responsibilities of the audit committee are more fully described in its charter, which can be found on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies/. One of the audit committee’s key responsibilities, as reflected in its charter, is to select, compensate, evaluate, and, when appropriate, replace Verint’s independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
Review of Verint’s Audited Financial Statements for FYE 22
Management is primarily responsible for the preparation, presentation, and integrity of Verint’s financial statements. The audit committee reviews Verint’s financial statements on a quarterly and annual basis, and in connection with these reviews, it discusses Verint’s financial statements with management and the independent registered public accounting firm. The audit committee has reviewed Verint’s audited financial statements for FYE 22 and discussed them with management. In March 2022, the audit committee reviewed Verint’s audited financial statements and footnotes for inclusion in Verint’s Annual Report on Form 10-K for FYE 22. Based on this review and prior discussions with management and the independent registered public accountants as described below, the audit committee recommended to the Board that Verint’s audited financial statements be included in its Annual Report on Form 10-K for FYE 22 for filing with the SEC.
Review and Discussions with the Independent Registered Public Accounting Firm
Verint’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements of Verint, expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP is also responsible for performing reviews of Verint’s quarterly financial results, which are published in our Quarterly Reports on Form 10-Q.
The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, regarding the independent registered public accounting firm’s judgments about the quality of Verint’s accounting principles as applied in its financial reporting. The audit committee has also received written communications from Deloitte & Touche LLP required by the applicable requirements of the PCAOB and has discussed with Deloitte & Touche LLP its independence, including considering whether the independent registered public accounting firm’s provision of non-audit services to Verint may reasonably be thought to bear on the independent registered public accounting firm’s independence.
The audit committee discussed with Verint’s independent registered public accounting firm the overall scope and plans for its integrated audit. The audit committee met with the independent registered public accounting firm to discuss the results of its audit, the evaluations of Verint’s internal controls, and the overall quality of Verint’s financial reporting. The audit committee also met in private sessions with the independent registered public accounting firm at certain of its meetings, without management present, to discuss financial management, accounting, and internal control issues.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the period ended January 31, 2022, for filing with the SEC.

Audit Committee:

William Kurtz, Chair
Reid French
Stephen Gold
Andrew Miller

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Proposals which stockholders desire to have included in our proxy statement for the 2023 Annual Meeting, pursuant to Exchange Act Regulation 14a-8, must be addressed to our Corporate Secretary and received by us not later than the close of business on January 12, 2023. Such proposals must be addressed to Verint Systems Inc., at 175 Broadhollow Road, Melville, New York 11747, and should be submitted to the attention of our Corporate Secretary by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2023 Annual Meeting of Stockholders is March 28, 2023. Our proxy related to the 2023 Annual Meeting may give discretionary authority to the proxy holders to vote with respect to all such proposals received by us.
The requirements found in our Amended and Restated By-laws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.
In accordance with our Amended and Restated By-laws, any stockholder entitled to vote for the election of directors at the Annual Meeting may nominate persons for election as directors at the 2023 Annual Meeting of Stockholders only if our Corporate Secretary receives written notice of any such nominations no earlier than February 23, 2023 and no later than March 25, 2023. Any stockholder notice of intention to nominate a director shall include:
•as to the nominee:
•the name, age, business address and residential address of such person;
•the principal occupation or employment of such person;
•the class, series and number of our securities that are owned of record or beneficially by such person;
•the date or dates the securities were acquired and the investment intent of each acquisition;
•any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation);
•any other information relating to such person that the Board or any nominating committee of the Board reviews in considering any person for nomination as a director, as will be provided by our Corporate Secretary upon request; and
•as to the stockholder giving the notice and any Stockholder Associate (as such term is defined below):
•the name and address of the stockholder, as they appear on our stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate;
•a representation that at least one of these persons is a holder of record or beneficially of our securities entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the stockholder’s notice;
•the class, series and number of our securities that are owned of record or beneficially by each of these persons as of the date of the stockholder’s notice;
•a description of any material relationships, including legal, financial and/or compensatory, among the stockholder giving the notice, any Stockholder Associate and the proposed nominee(s);
•a description of any derivative positions related to any class or series of our securities owned of record or beneficially by the stockholder or any Stockholder Associate;
•a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any of our securities; and

•a representation that after the date of the stockholder’s notice and until the date of the annual meeting each of these persons will provide written notice to our Corporate Secretary as soon as practicable following a change in the number of our securities held as described immediately above that equals 1% or more of our then-outstanding shares, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described immediately above that results in a change that equals 1% or more of our then-outstanding shares or in the economic interests underlying these agreements, arrangements or understanding;
•a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to stockholders; and/or (B) otherwise to solicit proxies from stockholders in support of the proposed nominee; and
•a written consent of each proposed nominee to serve as a director of Verint, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director; and (B) will comply with our By-laws and all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
For purposes of the notice, a “Stockholder Associate” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, the stockholder; (2) any beneficial owner of securities of Verint owned of record or beneficially by the stockholder; and (3) any person controlling, controlled by or under common control with the Stockholder Associate.
At the request of the Board, any person nominated by the Board for election as a director must furnish to our Corporate Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director.
However, if the number of directors to be elected at the Annual Meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the Board by at least February 1, 2023, then a stockholder’s notice will be considered timely with respect to nominees for the new positions created by the increase if it is received by our Corporate Secretary no later than the close of business on the tenth calendar day after we make such public announcement.

SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers, and employees by personal interview or telephone. Such directors, officers, and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we may reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

HOUSEHOLDING

We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you are the beneficial owner, but not the record holder, of Verint shares, your broker, bank or other nominee may only deliver one set of proxy materials and, as applicable, any other proxy materials that are delivered until such time as you or other stockholders sharing an address notify your nominee that you want to receive separate copies. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, either now or in the future, should submit this request by writing to our Secretary at Verint Systems Inc., Attn: Corporate Secretary, 175 Broadhollow Road, Melville, New York 11747, or calling our Investor Relations department at 631-962-9600, and they will be delivered promptly. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

ANNUAL REPORT
Our Annual Report on Form 10-K for the year ended January 31, 2022, was filed with the SEC on March 29, 2022, and such Form 10-K is being sent to stockholders on or about May [●], 2022. Stockholders are referred to that report for financial and other information about us. A copy of that report can be obtained, free of charge, by submitting a written request to Verint Systems Inc., Attn: Corporate Secretary, 175 Broadhollow Road, Melville, New York 11747. That report is not incorporated by reference into this proxy statement and is not to be deemed a part of the proxy soliciting material.

By Order of the Board of Directors,

Jonathan Kohl
Senior Vice President, General Counsel, and Corporate Secretary
Melville, New York
[●], 2022

APPENDIX A

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Verint Systems Inc., a Delaware corporation (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST: The name of the Corporation is Verint Systems Inc. The Corporation was originally incorporated under the name Interactive Information Systems Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 23, 1994.

SECOND: The Corporation’s Amended Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2002 (the “Amended and Restated Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Restated Certificate of Incorporation as follows:

1.    Section (a) of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 242,207,000, of which 240,000,000 shares shall be common stock having a par value of $0.001 per share (“Common Stock”) and 2,207,000 of which shares shall be preferred stock having a par value of $0.001 per share (“Preferred Stock”).”

FOURTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, as of the _______ day of __________, 2022.

VERINT SYSTEMS INC.

By:______________
Name:
Title:

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
This proxy statement contains non-GAAP financial measures and non-GAAP forward looking statements. The tables below reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

	Year Ended January 31,
(in thousands)	2022	2021

Table of Reconciliation from GAAP Revenue to Non-GAAP Revenue

GAAP Revenue	$874,509	$830,247
Revenue adjustments	6,171	10,336
Non-GAAP Revenue	$880,680	$840,583

Table of Reconciliation from GAAP to Non-GAAP Measures

GAAP operating income	$46,843	$57,422
Revenue adjustments	6,171	10,336
Amortization of acquired technology	17,777	17,962
Amortization of other acquired intangible assets	28,995	29,777
Stock-based compensation expenses	65,265	45,200
Acquisition expenses, net	10,416	3,414
Restructuring expenses	6,015	7,101
Separation expenses	12,936	—
Accelerated lease costs	9,794	2,400
Impairment charges	1,636	145
Other adjustments	1,371	(423)
Discontinued operations corporate overhead adjustment	—	50,896
Allocation methodology difference	—	(2,725)
Non-GAAP operating income (EBIT)	$207,219	$221,505

	Year Ended January 31,
(in thousands)	2022	2021

GAAP to Non-GAAP Revenue and Cloud Metrics

Table of Reconciliation from GAAP Recurring and Nonrecurring Revenue to Non-GAAP Recurring and Nonrecurring Revenue

Recurring revenue - GAAP	$633,129	$575,624
Cloud revenue - GAAP	388,412	277,411
Support revenue - GAAP	244,717	298,213
Nonrecurring revenue - GAAP	$241,380	$254,623
Perpetual revenue - GAAP	138,078	141,840
Professional services revenue - GAAP	103,302	112,783
Total revenue - GAAP	$874,509	$830,247

Estimated recurring revenue adjustments	$6,171	$10,336
Estimated cloud revenue adjustments	6,133	10,163
Estimated support revenue adjustments	38	173
Estimated nonrecurring revenue adjustments	$—	$—
Estimated perpetual revenue adjustments	—	—
Estimated professional services revenue adjustments	—	—
Total estimated revenue adjustments	$6,171	$10,336

Recurring revenue - non-GAAP	$639,300	$585,960
Cloud revenue - non-GAAP	394,545	287,574
Support revenue - non-GAAP	244,755	298,386
Nonrecurring revenue - non-GAAP	$241,380	$254,623
Perpetual revenue - non-GAAP	138,078	141,840
Professional services revenue - non-GAAP	103,302	112,783
Total revenue - non-GAAP	$880,680	$840,583

Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$322,764	$217,952
Bundled SaaS revenue - GAAP	183,035	145,962
Unbundled SaaS revenue - GAAP	139,729	71,990
Optional managed services revenue - GAAP	65,648	59,459
Cloud revenue - GAAP	$388,412	$277,411

Estimated SaaS revenue adjustments	$5,621	$9,165
Estimated bundled SaaS revenue adjustments	5,558	8,988
Estimated unbundled SaaS revenue adjustments	63	177
Estimated optional managed services revenue adjustments	512	998
Estimated cloud revenue adjustments	$6,133	$10,163

SaaS revenue - non-GAAP	$328,385	$227,117
Bundled SaaS revenue - non-GAAP	188,593	154,950
Unbundled SaaS revenue - non-GAAP	139,792	72,167
Optional managed services revenue - non-GAAP	66,160	$60,457
Cloud revenue - non-GAAP	$394,545	$287,574

	Year Ended January 31,
(in thousands)	2022	2021

Table of New SaaS ACV

New SaaS ACV	$93,972	$66,155
New SaaS ACV Growth YoY	42.0%	33.1%

Table of New Perpetual License Equivalent Bookings

New perpetual license equivalent bookings	$302,112	$258,307
New perpetual license equivalent bookings change YoY	17.0%	(4.6)%
% of new perpetual license equivalent bookings from SaaS	52.6%	44.8%
Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of cloud revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, and training.

Cloud revenue primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

Percentage of software revenue that is recurring revenue is calculated as the sum of cloud and support revenue as a percentage of total cloud, support, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software bookings growth. We calculate new perpetual license equivalent bookings by adding to perpetual licenses an amount equal to New SaaS ACV bookings multiplied by a conversion factor that normalizes the mix of bundled and unbundled SaaS and perpetual bookings in a given period. The conversion factor used is based on our order mix and may change from period to period. Management uses perpetual license equivalent bookings to understand our performance, including our software bookings growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors.

FORM OF PROXY CARD

VERINT SYSTEMS INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRNT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78592-P73799 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VERINT SYSTEMS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dan Bodner
02) Linda Crawford
03) John Egan
04) Reid French
05) Stephen Gold
06) William Kurtz
07) Andrew Miller
08) Richard Nottenburg
09) Kristen Robinson
10) Jason Wright

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending January 31, 2023.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐
4. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of authorized Common Stock from 120 million shares to 240 million shares.	☐	☐	☐

NOTE: To transact such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Verint Systems Inc. Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the Year Ended January 31, 2022 are available at www.proxyvote.com.

D78593-P73799

VERINT SYSTEMS INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 23, 2022

The undersigned hereby appoints Dan Bodner, our Chief Executive Officer, Douglas Robinson, our Chief Financial Officer, and Peter Fante, our Chief Administrative Officer, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock in Verint Systems Inc. (the "Company") which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders of the Company to be held via a virtual on-line platform accessible at www.virtualshareholdermeeting.com/VRNT2022, at 11:00 a.m. Eastern Time on June 23, 2022, and any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. This proxy revokes all previous proxies.

Please specify your choices by marking the boxes. It is important that the shares are represented at this meeting, whether or not you attend the virtual meeting. Therefore, please complete this proxy card and mail it in the enclosed return envelope. If you are a stockholder of record and you sign, date, and return your proxy card without making specific choices, the persons named as proxies above will vote the shares in accordance with the recommendations of the Board of Directors.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. Whether or not you are able to attend the virtual meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)